UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
S
CHEDULE
14A
I
NFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Finward Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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14a-6(i)(1)
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0-11

9204 Columbia Avenue

Munster, Indiana 46321

(219) 836-4400

Notice of Annual Meeting of Shareholders

To Be Held on May 22, 2025

To the Shareholders of Finward Bancorp:

We cordially invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Finward Bancorp, an Indiana corporation (the “Bancorp”), to be held on Thursday, May 22, 2025, commencing at 9:00 a.m., Central Daylight Time. The Annual Meeting will be held completely as a virtual meeting of shareholders instead of an in person meeting. You may attend the meeting online, submit questions, and vote your shares electronically during the meeting via the internet at www.virtualshareholdermeeting.com/FNWD2025. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on the accompanying proxy card. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of four directors of the Bancorp to serve three-year terms expiring in 2028;

2.	Approval of 2025 Omnibus Equity Incentive Plan. Approval and ratification of the Finward Bancorp 2025 Omnibus Equity Incentive Plan;

3.	Ratification of Auditors. Ratification of the appointment of Forvis Mazars, LLP as independent registered public accountants for the Bancorp for the year ending December 31, 2025;

4.

Advisory Vote on Compensation. A non-binding advisory vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement, commonly referred to as a “Say on Pay” proposal; and

5.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote online at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on March 21, 2025.

We urge you to read the enclosed proxy statement carefully so you will have information about the business to come before the Annual Meeting or any adjournment. Please sign, date, and return the accompanying proxy promptly in the postage-paid envelope furnished for that purpose, or follow the related internet or telephone voting instructions. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

A copy of our Annual Report for the fiscal year ended December 31, 2024, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors
David J. Kwait
Senior Vice President, Chief Risk Officer, General Counsel and Secretary

Munster, Indiana

April 1, 2025

It is important that you return your proxy promptly. Therefore, whether or not you plan to attend the Annual Meeting online, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, or follow the related internet or telephone voting instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2025

The Notice of Annual Meeting of Shareholders, the Proxy Statement,

Annual Report, and 2024 Form 10-K are available at www.proxyvote.com

i

ii

9204 Columbia Avenue

Munster, Indiana 46321

(219) 836-4400

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on May 22, 2025

The Board of Directors of Finward Bancorp, an Indiana corporation (the “Bancorp”), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held completely virtually at 9:00 a.m., Central Daylight Time, on May 22, 2025, and at any adjournment of the meeting. You may attend the meeting online, submit questions, and vote your shares electronically during the meeting via the internet at www.virtualshareholdermeeting.com/FNWD2025. The Bancorp’s principal asset consists of 100% of the issued and outstanding shares of common stock of Peoples Bank (the “Bank”). We expect to first mail this proxy statement and the form of proxy to our shareholders on or about April 9, 2025.

ITEMS OF BUSINESS

At the Annual Meeting, shareholders will:

●	vote on the election of four directors to serve three-year terms expiring in 2028;

●	vote on the approval and ratification of the Finward Bancorp 2025 Omnibus Equity Incentive Plan;

●	ratify the selection of Forvis Mazars, LLP as auditors for the Bancorp for 2025;

●	hold a non-binding advisory vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement; and

●	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

VOTING INFORMATION

Who is entitled to vote?

Shareholders of record at the close of business on March 21, 2025, the record date, may vote at the Annual Meeting. On the record date, there were 4,324,485 shares of the Bancorp’s common stock, without par value (“Common Stock”) issued and outstanding, and the Bancorp had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

How many votes are required to elect directors?

The four nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How will the vote on the 2025 Omnibus Equity Incentive Plan be determined?

A majority of the votes cast in favor of this proposal is required to approve the 2025 Omnibus Equity Incentive Plan (the “2025 Omnibus Plan”). Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to ratify the selection of Forvis Mazars, LLP as independent registered public accountants for the Bancorp for 2025?

More votes cast in favor of this proposal than are cast against it are required to ratify Forvis Mazars, LLP as the Bancorp’s auditors for 2025. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve, on an advisory basis, the executive compensation of the Bancorp’s named executive officers?

More votes cast in favor of this proposal than are cast against it are required to approve, on a non-binding advisory basis, the executive compensation of the Bancorp’s named executive officers. Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card or by following the related internet or telephone voting instructions. The proxy, if properly signed and returned to the Bancorp and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf “FOR” the four nominees for director listed below, “FOR” the approval of the 2025 Omnibus Plan, “FOR” the ratification of Forvis Mazars, LLP as auditors of the Bancorp for 2025, “FOR” the approval of the executive compensation paid to the Bancorp’s named executive officers, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxies.

If you have shares held by a broker or other nominee, you may instruct the broker or nominee to vote your shares by following the instructions the broker or nominee provides to you. If you do not submit specific voting instructions to your broker or nominee, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposal to ratify Forvis Mazars, LLP as our auditors for 2025 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. However, brokers will not have discretion to vote your shares on the election of directors, the proposal to approve the 2025 Omnibus Plan, or the advisory vote on the compensation of the Bancorp’s executive officers. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees, the proposal to approve the 2025 Omnibus Plan, and the advisory vote on the executive compensation of the Bancorp’s named executive officers.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying the Bancorp’s Corporate Secretary (David J. Kwait, 9204 Columbia Avenue, Munster, Indiana 46321) in writing, (2) delivering a later-dated proxy, or (3) attending the Annual Meeting online and voting electronically (attendance at the online meeting will not, by itself, revoke a proxy).

Can I vote my shares at the meeting?

We will not be holding an in person Annual Meeting. Rather, the meeting will be completely virtual and will be held at the time and internet address mentioned in the Notice of Annual Meeting of Shareholders included with these materials. If you are a shareholder of record, you may attend the meeting online and vote your shares electronically during the meeting via internet at www.virtualshareholdermeeting.com/FNWD2025. You will need the information printed in the box marked by the arrow on the accompanying proxy card and you should follow the instructions provided when you login. However, we encourage you to vote by proxy card even if you plan to attend the online meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present electronically or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 21, 2025, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Bancorp’s Common Stock and as to the shares of the Common Stock beneficially owned by the persons named in the “Summary Compensation Table” (referred to in this proxy statement as “Named Executive Officers”) and by all directors and executive officers as a group. Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership with the Bancorp and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on such reports, management knows of no persons, other than as set forth in the table below, who owned more than 5% of the Common Stock at March 21, 2025. Individual beneficial ownership of shares by the Bancorp’s directors is set forth in the table below under “Proposal 1 – Election of Directors.” Unless otherwise noted below, the address of each director and executive officer is c/o Finward Bancorp, 9204 Columbia Avenue, Munster, IN 46321.

Name and Address of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)

Executive Officers and Certain Directors

Benjamin J. Bochnowski	403,162	(2)	9.32%

Robert T. Lowry	29,206	(3)	*

Todd M. Scheub	18,521	(4)	*

Benjamin L. Schmitt	5,076	(5)	*

All current directors and executive officers as a group (14 persons)	565,492	(6)	13.07%

Other Beneficial Owners of More than 5% of the Common Stock
Bochnowski Family Group(7)	403,162	(7)	9.32%

PL Capital Advisors, LLC	356,292	(8)	8.24%

AllianceBernstein L.P.	311,890	(9)	7.21%

*	Under 1% of outstanding shares.

(1)

For each individual or group disclosed in the table above, the figures in this column are based on 4,324,485 shares of Common Stock issued and outstanding as of March 21, 2025, plus the number of shares of Common Stock each such individual or group has the right to acquire on or within 60 days after March 21, 2025, computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2)	Includes shares of Common Stock beneficially owned by the Bochnowski Family Group. See footnote 7 below.
(3)

Includes 7,315 shares held jointly with Mr. Lowry’s spouse, 2,478 shares held in his individual retirement account for which he has dispositive and voting power, and 755 shares owned by Mr. Lowry’s spouse in an individual retirement account. Also includes 3,046 shares of restricted stock over which Mr. Lowry has voting but not dispositive power, 14,912 shares purchased by Mr. Lowry under the Profit Sharing Plan as to which Mr. Lowry has dispositive and voting power, and 700 shares solely owned.

(4)

Includes 4,000 shares held in trust for which Mr. Scheub has dispositive and voting power, 3,094 shares of restricted stock over which Mr. Scheub has voting but not dispositive power, and 11,427 shares purchased by Mr. Scheub under the Profit Sharing Plan as to which Mr. Scheub has dispositive and voting power.

(5)	Includes 2,458 shares of restricted stock over which Mr. Schmitt has voting but not dispositive power, and 2,618 shares solely owned.
(6)	Includes 28,333 shares held under the Profit Sharing Plan and 8,881 shares of restricted stock granted under the Bancorp’s 2015 Stock Option and Incentive Plan (the “2015 Plan”).
(7)

This information is based on share ownership information provided to the Bancorp by Benjamin J. Bochnowski, as well as information set forth on a Schedule 13D/A filed with the SEC on November 22, 2024 jointly by (i) David A. Bochnowski and his spouse, Ann M. Bochnowski; and (ii) the children of David and Ann Bochnowski, namely Benjamin J. Bochnowski, who is also a director and the President and Chief Executive Officer of the Bancorp, Julia M. Kwait, John M. Bochnowski, and James J. Bochnowski (collectively, the “Bochnowski Family Group”). Effective November 21, 2024, the Bochnowski Family Group entered into the Bochnowski Family Voting Agreement (the “Voting Agreement”) under which each reporting person agreed, individually and in their respective capacities as custodians or trustees of certain family trusts, to vote the Common Stock each holds or has voting control in accordance with the determination of Benjamin J. Bochnowski. To secure each reporting person’s obligation to vote in accordance with Benjamin J. Bochnowski’s direction, each reporting person provided an irrevocable proxy to Benjamin J. Bochnowski to vote their Common Stock. As a result of the entry into the Voting Agreement as described above, the members of the Bochnowski Family Group have disclosed they may be deemed to have formed a “group” for purposes of Section 13(d) of the Exchange Act. Pursuant to Exchange Act Rule 13d-5(b)(1), the Bochnowski Family Group is deemed to beneficially own all of the reported securities owned by the group members; however, each of the members of the Bochnowski Family Group has disclaimed beneficial ownership of the securities directly held by any other member of the Bochnowski Family Group for purposes of Sections 13(d) or 13(g) of the Exchange Act except to the extent such person actually exercises voting or dispositive power with respect to such securities. The reported shares are directly held as follows: (1) 333,995 shares are held by David A. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 333,995 shares (which includes 69,482 shares held in Mr. Bochnowski’s individual retirement account, and 264,513 shares that are held jointly with Ann M. Bochnowski, Mr. Bochnowski’s spouse), sole power to dispose or direct the disposition of 69,482 shares (all of which represent shares held in Mr. Bochnowski’s individual retirement account), and shared power to dispose or direct the disposition of 264,513 shares (all of which reflect shares that are held jointly with Ann M. Bochnowski, Mr. Bochnowski’s spouse); (2) 275,352 shares are held by Ann M. Bochnowski, of which Mrs. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 275,352 shares (which includes 10,839 shares held in Mrs. Bochnowski’s individual retirement account, and 264,513 shares that are held jointly with David A. Bochnowski, Mrs. Bochnowski’s spouse), sole power to dispose or direct the disposition of 10,839 shares (all of which represent shares held in Mrs. Bochnowski’s individual retirement account), and shared power to dispose or direct the disposition of 264,513 shares (all of which reflect shares that are held jointly with David A. Bochnowski, Mrs. Bochnowski’s spouse); (3) 403,162 shares are beneficially owned by Benjamin J. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 27,865 shares (which includes 1,836 shares held by Mr. Bochnowski under the Finward Bancorp Employees’ Savings and Profit Sharing Plan (“ESPP”), 1,199 shares held in Mr. Bochnowski’s individual retirement account, 23,015 shares held by Mr. Bochnowski individually, and 1,815 shares of restricted stock, as to which Mr. Bochnowski has no dispositive power), shared power to vote or direct the vote of 375,297 shares (which includes 3,600 shares held jointly with Mr. Bochnowski’s spouse, and 371,697 shares held by the other members of the Bochnowski Family Group over which Mr. Bochnowski has voting power pursuant to the Voting Agreement), sole power to dispose or direct the disposition of 26,050 shares (which includes 1,836 shares held by Mr. Bochnowski under the ESPP, 1,199 shares held in Mr. Bochnowski’s individual retirement account, and 23,015 shares held by Mr. Bochnowski individually), and shared power to dispose or direct the disposition of 3,600 shares (all of which reflect shares that are held jointly with Mr. Bochnowski’s spouse); (4) 9,302 shares are held by Julia M. Kwait, of which Ms. Kwait has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 9,302 shares (all of which are subject to the Voting Agreement), sole power to dispose or direct the disposition of 9,302 shares, and shared power to dispose or direct the disposition of 0 shares; (5) 8,793 shares are held by John M. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 8,793 shares (all of which are subject to the Voting Agreement), sole power to dispose or direct the disposition of 8,793 shares, and shared power to dispose or direct the disposition of 0 shares; and (6) 8,768 shares are held by James J. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 8,768 shares (all of which are subject to the Voting Agreement), sole power to dispose or direct the disposition of 8,768 shares, and shared power to dispose or direct the disposition of 0 shares. A total of 403,162 shares of Common Stock held by the Bochnowski Family Group are subject to the Voting Agreement, pursuant to which Benjamin J. Bochnowski may determine the voting of such shares. The principal business address of each member of the Bochnowski Family Group (except for Benjamin J. Bochnowski) as disclosed in the Schedule 13D/A is P.O. Box 3117, Munster, Indiana 46321. The principal business address of Benjamin J. Bochnowski, as disclosed in the Schedule 13D/A, is c/o Finward Bancorp, 9204 Columbia Avenue, Munster, Indiana 46321.

(8)

This information is based solely on a Schedule 13D/A filed with the SEC on September 9, 2024 jointly by (i) PL Capital Advisors, LLC, a Delaware limited liability company and SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (“PL Capital Advisors”); (ii) Richard J. Lashley, a managing member of PL Capital Advisors; (iii) John W. Palmer, a managing member of PL Capital Advisors; and (iv) Martin P. Alwin, a senior analyst at PL Capital Advisors and also a member of the Board of Directors of the Bancorp. The reporting persons above have disclosed they may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act by virtue of their relationships to one another and to the Bancorp. The reported shares are held directly as follows: 354,822 shares are held by various investment partnerships, funds, and managed accounts for which PL Capital Advisors serves as investment manager or advisor, and over which PL Capital Advisors has voting and dispositive power; 470 shares are held by Mr. Palmer, individually; and 1,000 shares are held by Mr. Alwin, individually. PL Capital Advisors, Mr. Lashley, Mr. Palmer, and Mr. Alwin are deemed to beneficially own the reported shares under Rule 13d-3 of the Exchange Act. The principal business address of PL Capital Advisors, Mr. Palmer, Mr. Lashley, and Mr. Alwin is 750 Eleventh Street South, Suite 202, Naples, Florida 34102.

(9)

This information is based solely on a Schedule 13G filed with the SEC on November 14, 2024 by AllianceBernstein L.P., a Delaware limited partnership (“AllianceBernstein”). The reported shares were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein is a majority owned subsidiary of Equitable Holdings, Inc. (“EOH”). AllianceBernstein operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the SEC. The principal business address of AllianceBernstein is 501 Commerce Street, Nashville, Tennessee 37203.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors (the “Board”) currently consists of 11 members. The By-Laws provide that the Board of Directors is to be divided into three classes, with each class containing directors as nearly equal in number as the then total number of directors constituting the entire Board permits. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2026 Annual Meeting, and term of the Class III directors expires at the 2027 Annual Meeting.

The four nominees for director this year are Joel Gorelick, Amy W. Han, Ph.D., Robert W. Youman, CPA, and Martin P. Alwin, each of whom is a current director of the Bancorp. If the shareholders elect these nominees at the Annual Meeting, the terms of Mr. Gorelick, Dr. Han, Mr. Youman, and Mr. Alwin will expire in 2028. No director or nominee for director is related to any other director or executive officer of the Bancorp or nominee for director by blood, marriage, or adoption. Except as otherwise described above, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the four nominees named in this proxy statement.

On March 21, 2025, James L. Wieser, a current Class III director, informed the Board of his decision to retire from the Board effective as of the conclusion of the Annual Meeting. Mr. Wieser’s retirement is not related to any disagreement with the Bancorp or Bank on any matter relating to the operations, policies, or practices of the Bancorp or Bank. In connection with Mr. Wieser’s retirement, and to achieve a re-balancing of the membership among the classes of directors caused by his retirement, the Board determined to move Jennifer R. Evans from Class II with a term expiring at the 2026 Annual Meeting to Class III with a term expiring at the 2027 Annual Meeting. In this regard, Ms. Evans will resign as a Class II director, effective as of the conclusion of the Annual Meeting, and then, effective immediately thereafter, be appointed by the Board as a Class III director. The resignation and re-appointment of Ms. Evans will be effected solely to re-balance the Board’s classes, and her service on the Board will be deemed to have continued uninterrupted. The Board also has taken action to reduce the size of the Board from 11 to 10 members, effective immediately upon Mr. Wieser’s retirement from the Board as of the conclusion of the Annual Meeting. In this regard, the Board will eliminate the vacant Class II directorship resulting from the resignation of Jennifer R. Evans as a Class II director to facilitate her appointment as a Class III director. Upon the effectiveness of Mr. Wieser’s retirement and Ms. Evans’ re-appointment upon the conclusion of the Annual Meeting, and assuming the election of the four director nominees described herein, the Board will consist of four Class I directors, three Class II directors, and three Class III directors.

Pursuant to the Bancorp’s Corporate Governance Guidelines, directors are permitted to serve on the Board until they reach the age of 76, at which time they are required to retire from the Board effective as of the conclusion of the annual shareholders meeting following the date on which the director attains age 76. Directors James Wieser and Joel Gorelick both have attained the age of 76 prior to the date of the Annual Meeting and, under the Bancorp’s Corporate Governance Guidelines, would be required to retire from the Board effective as of the conclusion of the Annual Meeting. However, on January 29, 2024, the Nominating and Corporate Governance Committee approved the waiver of the retirement requirement for Director Wieser so that he may continue to serve until the end of his term as a Class III Director, which term would expire at the Annual Meeting of Shareholders in 2027. As described above, Mr. Wieser will retire from the Board at the conclusion of the Annual Meeting. In addition, on January 22, 2025, the Nominating and Corporate Governance Committee approved the waiver of the retirement requirement for Director Gorelick so that he may be nominated for director and, if elected at the Annual Meeting, continue to serve until the end of his term as a Class I Director, which term would expire at the Annual Meeting of Shareholders in 2028.

The following table provides information on the nominees for the position of director of the Bancorp, for each director continuing in office after the Annual Meeting, and for Director Wieser who will not be continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date.

Name	Age	Present Principal Occupation	Director Since	Shares Beneficially Owned on March 21, 2025	Percent of Class(1)
Nominees for Director
(Class I – Term expiring at annual meeting of shareholders in 2028)

Joel Gorelick	77	Chairman of the Board; Retired; former President and Chief Operating Officer of the Bancorp, Charter Chairman Emeritus of the Lake County Economic Alliance, Inc., and Director and Chairman of the Audit Committee of the Indiana Economic Development Corporation	2000	50,862(2)	1.2%

Amy W. Han, Ph.D.	61	Director for Clinical Affairs and Education of Indiana University School of Medicine – Northwest	2008	7,728(3)	*

Robert W. Youman	62	Investment Advisor and Managing Director with Horwitz & Associates	2022	26,685(4)	*

Martin P. Alwin	39	Senior Analyst at PL Capital Advisors, LLC	2024	1,000(5)	*

Directors Continuing In Office
(Class II – Term expiring at annual meeting of shareholders in 2026)

Benjamin J. Bochnowski	44	President and Chief Executive Officer of the Bancorp and Chief Executive Officer of Peoples Bank	2014	403,162(6)	9.32%

Danette Garza, J.D., M.B.A., C.P.A.	70	Attorney and Certified Public Accountant; Chief Executive Officer of Jack Gray Logistics Network, Inc., Gary, Indiana	2013	6,592(7)	*

Robert E. Johnson, III	55	President and Chief Executive Officer of Cimcor, Inc.	2016	2,919(8)	*

Jennifer R. Evans	66	Retired Banking Executive; Former Executive Vice President, General Counsel and Corporate Secretary of PrivateBancorp, Inc.	2024	–	*

(Class III – Term expiring at annual meeting of shareholders in 2027)

Anthony M. Puntillo, D.D.S., M.S.D.	58	Orthodontist and Chief Executive Officer of Puntillo and Crane Orthodontics, PC	2004	4,858(9)	*

Carolyn M. Burke	58	Chief Financial Officer of Exron Capital Inc.	2024	–	*

Director Not Continuing in Office

James L. Wieser, J.D.	77	Attorney with Wieser & Wyllie LLP, Schererville, Indiana	1999	8,883(10)	*

* Under 1% of outstanding shares.

(1)

For each individual disclosed in the table above, the figures in this column are based on 4,324,485 shares of Common Stock issued and outstanding as of March 21, 2025, plus the number of shares of Common Stock each such individual has the right to acquire on or within 60 days after March 21, 2025, computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2)

Includes 533 shares held jointly with Mr. Gorelick’s spouse, 48,556 shares held in Mr. Gorelick’s individual retirement account, 919 shares held by Mr. Gorelick’s spouse in her individual retirement account, and 854 shares solely owned.

(3)	Includes 7,114 shares held jointly with Dr. Han’s spouse and 614 shares solely owned.
(4)	Includes 23,994 shares held in Mr. Youman’s individual retirement account and 2,691 shares held as trustee.
(5)

Includes 1,000 shares solely owned by Mr. Alwin. Mr. Alwin also may be deemed to be part of a “group” for purposes of Section 13(d)(3) of the Exchange Act with PL Capital Advisors, Richard J. Lashley, and John W. Palmer with respect to the shares of Common Stock beneficially owned by PL Capital Advisors. See footnote 8 to the table above in the section entitled “Security Ownership by Certain Beneficial Owners and Management.”

(6)	For further information regarding the beneficial ownership of these shares, see footnote 7 to the table above in the section entitled “Security Ownership by Certain Beneficial Owners and Management.”

(7)

Includes 600 shares held in Ms. Garza’s individual retirement account, 1,545 shares of restricted stock over which Ms. Garza has voting but not dispositive power, 3,200 shares held as trustee, and 1,247 shares solely owned.

(8)	Includes 2,919 shares solely owned by Mr. Johnson.
(9)	Includes 3,378 shares held as trustee and 1,480 shares solely owned by Dr. Puntillo.
(10)	Includes 7,713 shares held jointly with Mr. Wieser’s spouse, 750 shares held by Mr. Wieser in an agency capacity over which Mr. Wieser has voting and dispositive power, and 420 shares solely owned.

Each of the Bancorp’s directors and director nominees has particular experience, qualifications, attributes, and skills that qualify him or her to serve as a director of the Bancorp. These particular attributes are set forth below for each such director or director nominee.

Board Diversity

The chart below details the diversity composition of our current Board members by various self-identified characteristics.

Board Diversity Matrix (as of March 21, 2025)
Total Number of Directors			11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
Did Not Disclose Demographic Background		0

Nominees for Class I Directors – Term Expiring at the Annual Meeting of Shareholders in 2028

Joel Gorelick currently serves as the Chairman of the Board of Directors of the Bancorp and the Bank. Mr. Gorelick served as President and Chief Operating Officer of the Bancorp until January 2013 when he retired, and has over 50 years of banking experience including retail and commercial banking. He is a Director and Chairman of the Audit Committee of the Indiana Economic Development Corporation and a Charter Chairman Emeritus of the Lake County Economic Alliance, Inc. He has detailed knowledge of commercial lending facilities as well as the intricacies of daily banking operations. His expertise has been utilized as an instructor for educational seminars offered by the Indiana Bankers Association. He has a high profile within the community and is active in numerous community activities. This experience assists him in his role as Chairman of the Executive Committee, as a member of the Risk Management and Compliance Committee, and as an invited guest to the various Board committees.

Amy W. Han, Ph.D., completed a Ph.D. in Psychology from the University of Notre Dame in 2003. Prior to graduate work, Dr. Han worked as a management consultant in the areas of human resource management and strategic management with Norrell Services and AT&T in Chicago. She currently serves as the Director for Clinical Affairs and Education at the Northwest campus of Indiana University School of Medicine. Dr. Han lends expertise to the Board in human resources management, organizational design, and strategic management areas. She brings leadership skills and the ability to help individuals achieve their goals to the Board of Directors. She is also very knowledgeable about the means and methods of providing good customer service to individuals in Northwest Indiana and greater Chicagoland. Additionally, Dr. Han has expertise in diversity, equity, and inclusion matters, creating IU’s first Scholarly Concentration in Urban Medicine, Health Disparities and Social Determinants of

Health, directly impacting the community. Dr. Han also serves on several local boards. This experience assists her in her role as the Vice-Chair of Compensation and Benefits Committee and Vice-Chair of the Nominating and Corporate Governance Committee, and as a member of the Executive Committee.

Robert W. Youman, CPA (Inactive), is an Investment Advisor and Managing Director of Horwitz & Associates, positions he has held since January 2016. He has worked in the securities industry for over thirty years focusing on serving community banks and their investors. Mr. Youman began his career with KPMG LLP where he specialized in audits of community banks. He served as a member of the board of directors of Royal Financial, Inc. and its wholly-owned Illinois state-chartered savings bank subsidiary, Royal Savings Bank, from 2017 to 2022. Mr. Youman lives in Illinois and is familiar with the financial services markets in the Chicagoland area. He also has extensive experience in the areas of community banking, finance, mergers and acquisitions, strategic planning, and wealth management. This experience assists him in his role as the Chairman of the Audit

Committee and Vice-Chairman of the Risk Management and Compliance Committee, and as a member of the Nominating and Corporate Governance Committee.

Martin P. Alwin is the Senior Analyst at PL Capital Advisors, LLC, an SEC-registered investment advisory firm. Mr. Alwin is also a Principal and Managing Member of RISE Commercial Self-Storage Fund Managers, LLC. Prior to joining PL Capital, he was a Vice President of Investment Banking for Piper Jaffray & Co. focused on mergers & acquisitions, capital raising, balance sheet management, and other advisory services across the U.S. financial services industry. Mr. Alwin began his career at Raymond James Financial, Inc. Mr. Alwin earned his MBA from the University of Chicago Booth School of Business and a Bachelor of Arts degree from Lawrence University. Mr. Alwin previously served on the board of Community West Bancshares (Nasdaq: CWBC), a $1 billion asset bank headquartered in Goleta, California. Mr. Alwin’s experience as a former investment banker focused on depository institutions, and primarily community bank and bank holding companies, as well as his current experience as an investment analyst and asset manager focused primarily on community banks and bank holding companies, led the Bancorp to conclude Mr. Alwin should be appointed as a director, and such experience assists in his role as a member of the Audit Committee.

Class II Directors – Term Expiring at the Annual Meeting of Shareholders in 2026

Benjamin J. Bochnowski currently serves as President and Chief Executive Officer of the Bancorp and Chief Executive Officer of Peoples Bank. Mr. Bochnowski joined the Bancorp in 2010, became Executive Vice President and Chief Operating Officer of the Bancorp in 2013, was promoted to President and Chief Operating Officer in 2015, and his current role in 2016. Additionally, he served as Chairman of Finward Bancorp in 2023 and as the Chairman of the Indiana Bankers Association in 2024. He also serves on the Board of Directors of One Region, a non-profit business organization focused on population growth, and Allies for Community Business, a micro-lending fund focused on providing capital to low-income entrepreneurs in the Chicagoland region. Mr. Bochnowski serves as a member of the Executive Committee of the Board of Directors.

Danette Garza, J.D., M.B.A., C.P.A., is a certified public accountant as well as a licensed attorney specializing in corporate, estate planning, and elder law. She continues to practice as an attorney at the firm of Austgen, Kuiper, Jasaitis, P.C., in Crown Point, Indiana. The Board draws on her professional strengths and civic involvement as resources to help with the Bancorp’s strategic direction and capitalize on strategic opportunities of the Bancorp. Ms. Garza serves as a member of the Risk Management and Compliance Committee, the Audit Committee and the Compensation & Benefits Committee. From 2015 through 2023, she held ownership of Jack Gray Transport, Inc. and affiliates, a bulk and break bulk hauler and stevedore operation located in Gary, Indiana. In May 2023, petitions for involuntary bankruptcy were filed in the U.S. Bankruptcy Court for the Northern District of Indiana, Hammond Division, against Jack Gray Transport, Inc. and various affiliated entities in three separate actions under Chapter 11 of the United States Bankruptcy Code. The three bankruptcy cases were dismissed by the bankruptcy court, with prejudice, in June 2023. Ms. Garza served as Probate Commissioner for the Lake County Superior Court from 2013 to 2017 hearing probate, guardianship and trust cases.

Robert E. Johnson, III, currently is the President and Chief Executive Officer of Cimcor, Inc., a position he has held since 1997. Cimcor, Inc. develops cutting edge cybersecurity software to enable companies to maintain IT system integrity, take immediate action to change, and meet compliance regulations. Prior to Cimcor, Mr. Johnson was the manager of business systems for Kvaerner Metals and Manager of Process Automation & Control for Davy McKee Corporation. Mr. Johnson was appointed Chairman of the board of directors for The Methodist Hospitals in 2020. He has been a member of The Methodist Hospitals board since 2009, and has previously served as the Chair of the Finance Committee and as Vice-Chairman of the board. Mr. Johnson is the former Chairman of the board of directors of the Legacy Foundation. He is a member of the Indiana District Export Council (IDEC), a non-profit operating under the auspices of the U.S. Department of Commerce that promotes and supports exporting as a way to strengthen Indiana companies, and is also Vice Chairman of the board of One Region, a regional economic development organization. Mr. Johnson’s cyber security and information technology knowledge and record of community engagement and entrepreneurship add strong expertise and value to the Bancorp’s oversight responsibilities and community banking efforts. Mr. Johnson’s experience, as described above, assists in his role as the Chair of the Risk Management and Compliance Committee, and as a member of the Compensation and Benefits Committee and Executive Committee.

Jennifer R. Evans is the former Executive Vice President, General Counsel and Corporate Secretary of PrivateBancorp, Inc. (Nasdaq: PVTB), a Chicago-based bank holding company, and The PrivateBank (now CIBC Bank USA), Chicago, Illinois. She served on the executive leadership team from 2010 until PrivateBancorp’s acquisition by Canadian Imperial Bank of Commerce (CIBC) in 2017. After the acquisition, Ms. Evans remained with CIBC as General Counsel of CIBC’s U.S. Region until her retirement in 2020. During her tenure at CIBC, Ms. Evans served on CIBC’s Global Leadership Team as well as numerous U.S.-based management level committees. Previously Ms. Evans served as Executive Vice President and General Counsel at MAF Bancorp, Inc. (Nasdaq: MAFB), a $12 billion community banking organization serving the greater Chicago area, and Mid America Bank from 2004-2007. She began her career at the law firm Vedder Price where she handled numerous mergers and acquisitions, capital formations and other strategic transactions for banking institutions and other financial services firms. During her career, Ms. Evans was a long-time member of the board of directors of the Girl Scouts of Greater Chicago and Northwest Indiana where she chaired the council’s audit and investment committees and served on the executive committee. Ms. Evans graduated with an A.B. in economics from Brown University, and received a J.D. from the Boston University School of Law. Ms. Evans has broad executive leadership and advisory experience in the banking industry, and she brings valuable insights regarding risk oversight, risk management programs, regulatory and compliance matters, board governance and strategic initiatives. In addition, Ms. Evans has expertise in public company financial reporting and bank mergers and acquisitions and is well-versed in executive compensation programs. This experience led the Bancorp to conclude Ms. Evans should be appointed as a director and assists Ms. Evans in her roles as a member of the Compensation and Benefits and Risk Management and Compliance Committees.

Class III Directors – Term Expiring at the Annual Meeting of Shareholders in 2027 (except as noted)

Anthony M. Puntillo, D.D.S., M.S.D., founded Puntillo and Crane Orthodontics, PC, a dental specialty practice with multiple locations in Northwest Indiana, in 1994. He is the co-owner and senior partner of the practice. He also serves as a Director of the American Board of Orthodontics, is a past President of the Great Lakes Association of Orthodontists, and is a member of various other orthodontics associations. He is professionally active in the Bank’s communities. His experience and profile assist the Bancorp and the Bank with their business lending strategies. Dr. Puntillo served as the Lead Independent Director for the Bancorp and the Bank from March 2022 to February 2024. Dr. Puntillo serves as the Vice-Chairman of the Board and the Executive Committee, Vice-Chairman of the Audit Committee, and as Chair of the Nominating and Corporate Governance Committee.

James L. Wieser, J.D., is an attorney with over 50 years of experience. He concentrates his practice in the areas of real estate development and the representation of small businesses. This experience assists the Bancorp and the Bank in their real estate and small business lending. He has also served on several audit and risk management committees of not-for-profit organizations. Mr. Wieser serves as Chairman of the Compensation and Benefits Committee, and is also a member of the Executive Committee and Nominating and Corporate Governance Committee. As previously disclosed, on March 21, 2025, Mr. Wieser informed the Board of his decision to retire as a member of the Board effective as of the conclusion of the Annual Meeting.

Carolyn M. Burke currently serves as the Chief Financial Officer of Exron Capital Inc., an entrepreneurial family-owned private investment firm, a position she has held since 2019. Ms. Burke began her career as a Certified Public Accountant with KPMG in Chicago and has spent her entire career working in the financial services industry. After KPMG, she spent three years at Van Kampen. In 1995, Ms. Burke joined Brinson Partners where she served as Secretary, Treasurer and Vice President of the Brinson Funds. Ms. Burke then moved to the investment side of the business where she spent seven years as Managing Director and Chief Administrative Officer of the UBS Global Asset Management Global Fixed Income Team. In 2009, Ms. Burke joined Mesirow Advanced Strategies where she served as Senior Managing Director and Chief Financial Officer of Mesirow’s $16 billion hedge fund-of-fund business. Ms. Burke received a B.B.A. with a concentration in accounting from the University of Notre Dame, and received her M.B.A. with concentrations in finance and strategy from the University of Chicago Graduate School of Business. Ms. Burke’s finance background and expertise in financial management and strategic planning led the Bancorp to conclude she should be appointed as a director, and her experience assists in her role as a member of the Audit Committee.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the Class I Director nominees set forth above. Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their proxy cards.

CORPORATE GOVERNANCE

Director Independence

All of the directors except Benjamin J. Bochnowski meet the standards for independence of Board members set forth in the Listing Standards for the Nasdaq Stock Market. Director Benjamin Bochnowski is not independent because he is an employee of the Bancorp. Moreover, all of the members of the Bancorp’s Audit Committee, Compensation and Benefits Committee, and Nominating and Corporate Governance Committee meet the independence standards set forth in the SEC rules and the Nasdaq Listing Standards.

The Board of Directors of the Bancorp determines the independence of each of the directors under the Listing Standards of the Nasdaq Stock Market, which for purposes of determining the independence of the Audit Committee members also incorporate the standards of the SEC included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between the Bancorp or its subsidiaries and the directors, members of their immediate family, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

The non-management directors of the Board meet in executive session without the presence of Benjamin Bochnowski at least twice a year, in accordance with Nasdaq Listing Rule 5605(b)(2) and Nasdaq IM-5605-2.

Leadership Structure of the Board of Directors

The Bancorp’s By-Laws currently provide that the Board may designate a Chairman of the Board. In this regard, Joel Gorelick serves as the Chairman of the Board. Mr. Gorelick is not an officer of the Bancorp and is an independent director under the Listing Standards for the Nasdaq Stock Market.

The Board evaluates, from time to time as appropriate, whether the same individual should serve as Chairman of the Board and Chief Executive Officer or whether these positions should be held by different individuals, based on what the Board considers to be in the best interests of the Bancorp and its shareholders. In this regard, the Board has determined that the roles of Chairman of the Board and Chief Executive Officer should be held by separate individuals. As such, Joel Gorelick serves as Chairman of the Board of the Bancorp, and Benjamin J. Bochnowski serves as the Chief Executive Officer of the Bancorp while also serving as a member of the Board.

The Board believes that this leadership structure, with Mr. Gorelick as Chairman and Mr. Bochnowski as Chief Executive Officer, is appropriate for the Bancorp and the Bank, as it provides an appropriate balance between the two roles of Chairman and Chief Executive Officer. As Chief Executive Officer, Mr. Bochnowski is responsible for carrying out the strategic direction of the Bancorp and the day-to-day leadership and performance of the Bancorp. Correspondingly, Mr. Gorelick, as Chairman of the Board, provides independent leadership for the Board and guidance to the Chief Executive Officer. Mr. Gorelick’s experience in the banking industry, familiarity with the Bancorp and the Bank, and overall leadership skills support his appointment as Chairman of the Board. Mr. Bochnowski’s extensive knowledge of the Bancorp’s business and expertise regarding banking, finance, and regulatory issues support his appointment as Chief Executive Officer of the Bancorp and the Bank. Thus, the Board believes the current structure balances the need for Mr. Bochnowski, as the Chief Executive Officer, to focus his responsibilities on executing the strategic direction of the Bancorp and managing the day-to-day leadership and performance of the Bancorp’s business, while at the same time having the benefit of the involvement of an independent, experienced member of the Board who has significant historical experience with the Bancorp and its business serving as Chairman. In the past, the Board has determined to permit the same individual to serve as both Chief Executive Officer and Chairman of the Board, and it may do so again in the future.

In light of the separation of the roles of Chairman and Chief Executive Officer and Mr. Gorelick’s status as an independent Board Chairman, the Bancorp does not have a Lead Independent Director. Moreover, the Bancorp receives active and effective management and oversight of the Bancorp’s operations by the Board’s independent directors. The Bancorp’s Risk Management and Compliance, Audit, Nominating and Corporate Governance, and Compensation and Benefits Committees are comprised solely of independent directors. In this regard, the Board evaluates its board leadership structure and corporate governance practices from time to time as appropriate.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2024, the Board of Directors of the Bancorp met or acted by written consent seventeen times. No director attended fewer than 80% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Bancorp held while he or she served as director and of meetings of committees on which he or she served during that fiscal year.

Board Committees

Executive Committee

The Board of Directors has appointed an Executive Committee, composed of Directors Joel Gorelick (Chairman), Benjamin J. Bochnowski, Amy W. Han, Robert E. Johnson, III, Anthony M. Puntillo, and James L. Wieser. Mr. Wieser will step down as a member of the Executive Committee effective as of his retirement from the Board upon the conclusion of the Annual Meeting. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular Board meetings, except with respect to the declaration of dividends and other extraordinary corporate transactions. During the year ended December 31, 2024, the Executive Committee met or acted by written consent four times.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, which currently consists of Directors Anthony M. Puntillo (Chair), Amy W. Han, James L. Wieser, and Robert W. Youman. Mr. Wieser will step down as a member of the Nominating and Corporate Governance Committee effective as of his retirement from the Board upon the conclusion of the Annual Meeting. In addition, the Board has approved changes to the committee’s composition, such that effective following the Annual Meeting the Nominating and Corporate Governance Committee will be composed of Anthony M. Puntillo (Chair), Jennifer R. Evans, Amy W. Han, and Robert W. Youman.

The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. The primary functions of the Nominating and Corporate Governance Committee are to retain and terminate any search firm to be used to identify director candidates; to assess the need for new directors; to review and reassess the adequacy of the Bancorp’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval; to lead the Board in its annual review of the Board’s performance and report its findings to the Board; to recommend to the Board director nominees for each committee of the Bancorp; to review and reassess the adequacy of its written Charter; and to annually review its own performance. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race, and age diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Bancorp, and willingness to devote adequate time to Board duties. During the year ended December 31, 2024, the Nominating and Corporate Governance Committee met or acted by written consent seven times.

The Nominating and Corporate Governance Committee also will consider director candidates recommended by the Bancorp’s shareholders. The Nominating and Corporate Governance Committee evaluates candidates recommended by shareholders using the same criteria it applies to evaluate other director candidates. A shareholder who wishes to nominate an individual as a director candidate at next year’s annual meeting of shareholders, rather than recommend the individual to the Board as a potential nominee, must comply with the advance notice requirements described under “Shareholder Proposals.”

As part of the functions of the Nominating and Corporate Governance Committee under its charter, the committee has the responsibility to oversee matters necessary to ensure appropriate and effective governance of the Bancorp, including advising on and recommending the corporate governance provisions reflected in the Bancorp’s articles of incorporation and bylaws. In this regard, the Bancorp’s bylaws provide that the bylaws can only be amended by the board of directors, which reflects the statutory default under Indiana law. In this regard, Indiana law provides that only an Indiana corporation’s board of directors may amend or repeal the corporation’s bylaws, unless otherwise provided in the articles of incorporation. The Nominating and Corporate Governance Committee and the Board believes this adherence to Indiana law is appropriate, reflects effective and efficient corporate governance practices, and properly acknowledges the rights of our shareholders.

Audit Committee

The Board of Directors has appointed an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is composed of Directors Robert W. Youman (Chair), Martin P. Alwin, Carolyn M. Burke, Danette Garza, and Anthony M. Puntillo. The Audit Committee is comprised solely of independent directors, as defined in the SEC rules and the Nasdaq Listing Standards. In addition, the Board of Directors has determined that Directors Robert W. Youman, Martin P. Alwin, Carolyn M. Burke, and Danette Garza are “audit committee financial experts,” as that term is defined in the Exchange Act.

The Audit Committee functions as the Bancorp’s liaison with its external auditors and reviews audit findings presented by the Bancorp’s internal auditor. The Audit Committee, along with the external auditors and internal auditor, monitors controls for material weaknesses and/or improvements in the audit function. The Audit Committee also monitors or, if necessary, establishes policies designed to promote full disclosure of the Bancorp’s financial condition. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2024, the Audit Committee met or acted by written consent five times.

Compensation and Benefits Committee

The Board of Directors has appointed a Compensation and Benefits Committee composed of Directors James L. Wieser (Chair), Jennifer R. Evans, Danette Garza, Amy W. Han, and Robert E. Johnson, III. Mr. Wieser will step down as Chairman and as a member of the Compensation and Benefits Committee as of his retirement from the Board upon the conclusion of the Annual Meeting. In addition, the Board has approved changes to the committee’s composition, such that effective following the Annual Meeting the Compensation and Benefits Committee will be composed of Jennifer R. Evans (Chair), Martin P. Alwin, Danette Garza, Amy W. Han, and Robert E. Johnson, III.

The Compensation and Benefits Committee is comprised solely of independent directors, as defined in the SEC rules and the Nasdaq Listing Standards. The Compensation and Benefits Committee is responsible for reviewing, determining, and establishing the compensation of directors and (as the Bank’s Compensation and Benefits Committee) the salaries, bonuses, and other compensation of the executive officers of the Bank. The Board of Directors has adopted a written Charter for the Compensation and Benefits Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2024, the Compensation and Benefits Committee met or acted by written consent six times. For 2024, the Compensation and Benefits Committee consulted Meridian Compensation Partners, LLC (“Meridian”) in determining the executive compensation and director compensation.

Risk Management and Compliance Committee

The Board of Directors has appointed a Risk Management and Compliance Committee composed of Directors Robert E. Johnson, III (Chair), Jennifer R. Evans, Danette Garza, Joel Gorelick, and Robert W. Youman. In addition, the Board has approved changes to the committee’s composition, such that effective as of the conclusion of the Annual Meeting the Risk Management and Compliance Committee will be composed of Robert E. Johnson, III (Chair), Martin P. Alwin, Carolyn M. Burke, Jennifer R. Evans, Danette Garza, and Robert W. Youman.

The Committee is responsible for overseeing and reviewing the operation of the Bancorp’s enterprise-wide risk-management framework, reviewing and approving the key risk-management policies of the Bancorp, reviewing the Bancorp’s compliance with applicable banking laws and regulations as well as the results of examinations by bank regulatory agencies, reviewing management reports relating to the allowance for credit losses, material credit risk within the Bancorp’s loan portfolio, and the Bancorp’s loan review process, and reviewing management reports relating to cybersecurity risks at the Bancorp. During the year ended December 31, 2024, the Risk Management and Compliance Committee met or acted by written consent twelve times.

Risk Oversight
The Board of Directors plays an active role in the oversight of credit risk, market risk, operational risk, liquidity risk, and similar risks of the business of the Bancorp. It performs this role primarily through its Committee structure. The Audit Committee of the Bancorp has oversight responsibilities with respect to financial information of the Bancorp, the systems of internal controls established by management and the Board, and accounting and financial reporting processes. The Risk Management and Compliance Committee has oversight responsibilities with respect to enterprise risk management and bank regulatory and legal compliance, as discussed above. Members of the Audit and Risk Management and Compliance Committees have the opportunity to communicate as needed with the chief executive officer, chief financial officer, chief credit officer, chief risk officer and general counsel, internal auditor, and compliance officer of the Bank as well as the Bancorp’s outside auditor and other directors of the Bancorp. These Committees also are authorized to retain independent counsel and accountants to the extent deemed necessary to assist with their risk oversight responsibilities. In addition, the Compensation and Benefits Committee and Risk Management and Compliance Committee evaluate the compensation programs of the Bancorp to ensure that they do not create incentives among management employees to take undue risks.
Communications with Directors
The Board of Directors of the Bancorp has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Finward Bancorp, Board of Directors, c/o Corporate Secretary, 9204 Columbia Avenue, Munster, Indiana 46321. The Corporate Secretary of the Bancorp has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. All of the Bancorp’s directors then in office attended the Annual Meeting of Shareholders held on May 24, 2024.
Insider Trading Policy
The Board has adopted the Finward Bancorp Insider Trading Policy (the “Insider Trading Policy”), which governs the purchase, sale, and/or other disposition of the Bancorp’s securities by directors, officers, and employees of the Bancorp and its affiliates, together with their immediate family members and other persons living in their households. Among other things, the Insider Trading Policy prohibits, directors, officers, employees, and their associates from trading in the Bancorp’s Common Stock while aware of material, non-public
information regarding the Bancorp. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any applicable Nasdaq rules. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
Employee, Officer, and Director Hedging
In addition to the foregoing provisions, the Insider Trading Policy prohibits a director, executive officer, or employee from entering into any hedging, derivative, or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of the Bancorp’s Common Stock would affect the value of the shares of Bancorp Common Stock owned by the executive officer or director. The Insider Trading Policy provides that examples of prohibited hedging transactions include (i) short-term trading of the Bancorp’s Common Stock (the practice of purchasing and selling shares of the same class of Bancorp stock within a six month period, or vice versa); (ii) short sales of the Bancorp’s Common Stock (the practice of selling a security that the seller does not own); (iii) transactions in put options, call options, or other derivative securities relating to the Bancorp’s Common Stock; (iv) entering into prepaid variable forward sale contracts, equity swaps, exchange funds, or zero cost collars relating to the Bancorp’s Common Stock; and (v) placing standing or limit orders on the Bancorp’s Common Stock. Under the policy, except as otherwise permitted by the Bancorp’s Board, directors, executive officers and other employees also are prohibited from pledging, hypothecating, or otherwise encumbering shares of the Bancorp’s Common Stock as collateral for indebtedness, including holding such shares in a margin account.
The information provided under this Employee, Officer, and Director Hedging section shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Bancorp specifically incorporates this information by reference.

prospective customers of the Bank. In addition, Mr. Scheub is subject to confidentiality provisions protecting the Bancorp’s and Bank’s confidential business information from unauthorized disclosure.

Compensation Recovery Policy

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC adopted a rule directing national securities exchanges to establish listing standards which provide that companies listed on a national securities exchange must adopt a policy providing for the recovery of incentive-based compensation in the event of an accounting restatement based on erroneous data. Under such a policy, compensation would be recovered, or “clawed back,” from any current or former executive officer of the company who received the incentive-based compensation during the three fiscal years preceding the date on which the company is required to prepare the restatement. The amount to be recovered would be the excess of the amount that would have been paid to the executive officer under the restatement. On November 17, 2023, the Bancorp adopted a compensation recovery policy that incorporates the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rule 5608, as mandated by the Dodd-Frank Act.

Code of Ethics

The Bancorp has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of the Bancorp’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer, and controller. The Ethics Code is posted on the Bancorp’s website at www.ibankpeoples.com. The Bancorp intends to disclose any waivers of the Ethics Code for directors or executive officers of the Bancorp and any amendments to the Ethics Code by posting such waivers and amendments on its website.

Stock Ownership Guidelines

The Bancorp’s Board has adopted stock ownership guidelines (the “Stock Ownership Guidelines”), which require that each director serving on the Board and each executive officer of the Bancorp attain and maintain a level of ownership of shares of the Bancorp’s Common Stock having a value at least equal to the following ownership thresholds specified in the Stock Ownership Guidelines:

Position	Minimum Ownership Level
Chief Executive Officer	3x annual base salary
All Other Executive Officers	1x annual base salary
Non-Employee Directors	$100,000 in market value

Shares of the Bancorp’s Common Stock that count toward satisfaction of the minimum ownership thresholds in the Stock Ownership Guidelines include: (i) shares beneficially owned by the director or executive officer (including shares held by his or her immediate family members or held in trust for the benefit of the director or executive officer or his or her immediate family members), including shares held in the Profit Sharing Plan and other retirement accounts or deferred compensation plans, and shares held indirectly through partnerships, trusts, or other entities to the extent the director or executive officer has an economic interest in such shares; (ii) shares of time-based restricted stock (whether vested or unvested); and (iii) shares of performance based restricted stock, but only upon the certification of the achievement of the applicable performance goals.

Each director and executive officer who is the recipient of the Bancorp’s Common Stock upon the vesting of an award under the 2015 Plan or any other stock incentive program of the Company must hold 100% of those shares for at least one year from the date of vesting, in addition to any retention period required as a vesting condition. Further, after expiration of one year from the date of vesting, each director and executive officer must continue to retain at least 75% of the net shares of the Bancorp’s Common Stock acquired on vesting of restricted stock, restricted stock units, performance shares, or on exercise of stock options until he or she is in compliance with the minimum ownership level in the Stock Ownership Guidelines. However, a director or executive officer may sell the Bancorp’s Common Stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability, or on vesting of other equity incentive awards for the limited purpose of paying any applicable tax liability.

Each director and executive officer must satisfy his or her applicable minimum ownership level of the Bancorp’s Common Stock within five years of becoming subject to the Stock Ownership Guidelines. In the event that the Stock Ownership Guidelines place a financial hardship on any director or executive, the Nominating and Corporate

Governance Committee may, in its discretion, develop an alternative stock ownership guideline for such director or executive officer that reflects the intention of the Stock Ownership Guidelines and the director or executive officer’s personal circumstances. The Nominating and Corporate Governance Committee may also, in its discretion, consider exceptions for charitable gifts, estate planning transactions, and certain other limited circumstances.

If a director or executive officer fails to comply with the Stock Ownership Guidelines, the Nominating and Corporate Governance Committee may take any action it deems advisable, including but not limited to, payment of future annual or long-term cash incentives in the form of shares of restricted stock or reduced future equity compensation awards.

EXECUTIVE COMPENSATION

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2024 and 2023:

Summary Compensation Table for 2024

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Benjamin J. Bochnowski	2024	$431,276	$44,105	–	$32,856	$508,236
President and Chief Executive Officer	2023	$444,298	–	–	$24,238	$468,536

Robert T. Lowry(5)	2024	$269,394	$47,755	$25,885	$30,378	$373,412
Executive Vice President, Chief Operating Officer, Former Interim Chief Financial Officer and Treasurer	2023	$293,343	–	–	$25,198	$318,541

Todd M. Scheub	2024	$312,738	$24,713	$35,606	$28,138	$401,195
Executive Vice President, Chief Revenue Officer; President of Peoples Bank	2023	$304,641	–	–	$12,071	$316,712

Benjamin L. Schmitt(6)	2024	$248,942	$58,746	$23,482	$12,101	$343,271
Executive Vice President, Chief Financial Officer and Treasurer

(1)

Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan. Executive officers of the Bancorp who serve as directors do not receive director fees. The amounts in this column also include cash earned in lieu of 2024 vacation days on behalf of Messrs. Bochnowski, Lowry, Scheub, and Schmitt in the amounts of $22,981, $5,932, $10,738, and $9,942, respectively, for 2024.

(2)

The amounts reflected in this column are the aggregate grant date fair market value of stock awards calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2024, included in the Bancorp’s Annual Report on Form 10-K for 2024, and in footnote 13 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2023, included in the Bancorp’s Annual Report on Form 10-K for 2023.

(3)

For 2024, the amounts in this column represent the dollar value of all amounts earned in respect of services performed during 2024 upon the satisfaction of specified performance criteria pursuant to the Bancorp’s 2024 Executive Annual Incentive Plan (the “Executive Incentive Plan”), whether or not paid to the Named Executive Officer. For a description of the Executive Incentive Plan, see “2024 Executive Annual Incentive Plan” beginning on page 19 below. Based on 2024 performance, cash incentives were paid under the Executive Incentive Plan to Messrs. Lowry, Scheub, and Schmitt in the amounts of $25,885, $35,606, and $23,482, respectively.

(4)

“All Other Compensation” includes, for the personal benefit of the Named Executive Officers, split dollar plan life insurance benefits on their lives in the amounts of $131, $203 and $133 for 2024 for Messrs. Bochnowski, Lowry and Scheub, respectively. Such amount also includes dividends paid on restricted stock awards to Messrs. Bochnowski, Lowry, Scheub, and Schmitt in the amounts of $1,866, $1,216, $1,476, and $889 for 2024, respectively. Such amount also includes 401(k) matching contributions in the amounts of $11,500, $7,663, $8,733, and $1,431 for 2024 for Messrs. Bochnowski, Lowry, Scheub, and Schmitt, respectively. Such amount also includes the following perquisites provided to the Named Executive Officers for 2024: B. Bochnowski – auto expenses ($16,453), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,586); R. Lowry – auto expenses ($18,330), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,647); T. Scheub – auto expenses ($14,829), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,647); and B. Schmitt – auto expenses ($8,534), phone expenses ($1,168), and long-term and short-term disability and life insurance premiums for standard bank benefits ($79).

(5)

During 2024, Mr. Lowry served as the Executive Vice President, Chief Operating Officer, and Interim Chief Financial Officer and Treasurer. Upon the appointment of Benjamin L. Schmitt as Senior Vice President, Chief Financial Officer and Treasurer which became effective on February 20, 2024, Mr. Lowry remained in his position as the Executive Vice President and Chief Operating Officer of the Bancorp and the Bank.

(6)

Mr. Schmitt was appointed as the Senior Vice President, Chief Financial Officer and Treasurer of the Bancorp and the Bank effective as of February 20, 2024. Effective as of November 22, 2024, Mr. Schmitt was promoted to Executive Vice President, Chief Financial Officer and Treasurer of the Bancorp and the Bank.

2015 Stock Option and Incentive Plan

The Board of Directors adopted the 2015 Stock Option and Incentive Plan (the “2015 Plan”) on February 27, 2015, and the plan was approved by our shareholders at the 2015 annual meeting of shareholders. The 2015 Plan was amended and restated as of February 25, 2022, solely to reflect the change of the Bancorp’s name to Finward Bancorp. On March 21, 2025, our Board of Directors adopted the 2025 Omnibus Plan, subject to shareholder approval. As described in Proposal 2 of this proxy statement, we are submitting the 2025 Omnibus Plan for shareholder approval in connection with the Annual Meeting. Upon such shareholder approval, no further awards will be granted under the 2015 Plan.

The 2015 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Compensation and Benefits Committee. Employees, directors, and consultants of the Bancorp or its subsidiaries are eligible to participate in the 2015 Plan. The number of shares reserved for issuance under the 2015 Plan is 250,000 shares. Shares issued under the 2015 Plan may be authorized but unissued shares or treasury shares. As of April 1, 2025, 46,431 shares of restricted stock and no incentive stock options were outstanding under the 2015 Plan.

Stock options granted under the 2015 Plan are exercisable in one or more installments in the manner and at the time or times specified by the Compensation and Benefits Committee. No incentive stock option may be exercised more than 10 years after the grant date (or, in the case of a holder of 10% or more of the Bancorp’s voting stock, five years). Non-qualified options may be exercised during such period as the Compensation and Benefits Committee determines at the time of grant. The exercise price of an incentive stock option will not be less than 100% of the fair market value of the Common Stock on the option’s grant date (or 110% of such value in the case of a holder of 10% or more of the Bancorp’s voting stock). The Compensation and Benefits Committee will establish the exercise price of non-qualified options at the time the options are granted that is no less than the fair market value of the stock on the grant date. Options granted under the 2015 Plan will be adjusted for certain capital changes, such as stock splits and stock dividends. To exercise an option, the participant must provide written notice to the Bancorp. The option price may, in the sole discretion of the Compensation and Benefits Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. The 2015 Plan authorizes the Compensation and Benefits Committee to grant stock appreciation rights (“SARs”) independently of, or in tandem with, a stock option. Proceeds from SAR exercises are paid in shares of Common Stock, in cash, or a combination thereof, in the discretion of the Compensation and Benefits Committee.

The Compensation and Benefits Committee may grant awards of restricted stock, subject to forfeiture provisions and transfer restrictions as the committee determines. Pending the lapse of these forfeiture provisions and transfer restrictions, the grantee generally has all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. While restricted stock is subject to forfeiture and transfer restrictions, the 2015 Plan does not set forth any minimum or maximum duration for such provisions. If the grantee ceases to be employed by the Bancorp for any reason other than death, disability, or retirement prior to the lapse of the restrictions, the unvested portion of the restricted stock will be returned to the Bancorp. In the event of death, disability, or retirement prior to the expiration of the restrictions, a ratable portion of the restricted stock will become fully vested.

The Compensation and Benefits Committee also may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Bancorp or other reasons as the Compensation and Benefits Committee determines appropriate. Additionally, the Compensation and Benefits Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Compensation and Benefits Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Compensation and Benefits Committee has the discretion to satisfy a participant’s performance shares or performance units by delivery of cash, Common Stock, or any combination thereof.

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2015 Plan) of the Bancorp, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of the foregoing, a “change in control” includes a person or persons acquiring 25% or more of the Bancorp’s outstanding shares, a transaction resulting in the current directors of the Bancorp ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which the Bancorp ceases to be an independent publicly-owned entity or in which the Bancorp sells all or substantially all of its assets.

2024 Executive Annual Incentive Plan

General Description

The Board of Directors adopted the Executive Incentive Plan on October 27, 2017, acting upon the recommendation of the Compensation and Benefits Committee. On December 17, 2021, the Board, also acting upon the recommendation of the Compensation and Benefits Committee, approved certain revisions to the Executive Incentive Plan, which became effective for the fiscal year beginning January 1, 2022. The Executive Incentive Plan is designed to use a target bonus framework, with a target bonus established for each participant at the beginning of the year. Payouts are determined as a percentage of the target opportunity based on performance relative to criteria established at the beginning of the year. Awards under the Executive Incentive Plan are made in the form of both cash bonuses and grants of time-based restricted stock. All awards of restricted stock under the Executive Incentive Plan were granted pursuant to the 2015 Plan. All of the Bancorp’s executive officers are eligible to participate in the Executive Incentive Plan.

For the cash bonus component of the Executive Incentive Plan, the plan uses a target bonus framework and provides for payouts at, above, or below target based on the Bancorp’s results of return on assets, earnings per share growth, and non-interest expense/average assets. The Compensation and Benefits Committee may modify payouts up or down based on strategic and individual goals, as well as defined risk criteria, which are referred to in the plan as “modifiers.” Threshold and maximum performance levels are set for each measure and can result in payouts ranging from 50% to 150% of target. For 2024, initial target award opportunities were 35% of base salary for the CEO, and 25% to 30% of base salary for all other executive officer participants. Performance criteria and weightings are established annually by the Compensation and Benefits Committee and approved by the Board.

For the equity award component of the Executive Incentive Plan, executive officer participants are eligible to receive annual grants of time-based restricted stock. The performance goals for the equity component are the same as those for the cash bonus component. For 2024, all of the Named Executive Officers, other than Mr. Lowry, had a target long-term incentive opportunity equal to 25% of base salary. Mr. Lowry had a target long-term incentive opportunity equal to 20% of base salary. Grants under the Executive Incentive Plan become fully vested three years from the grant date of the award.

The Executive Incentive Plan contains a “clawback” provision, which provides that in the event within three years of an incentive payout the Bancorp is required to prepare an accounting revision or restatement or determined that the incentives were paid based on inaccurate performance metric results, the Compensation and Benefits Committee will determine whether a clawback of the incentives is appropriate. Revised or corrected financial statements, in addition to restated financials, can be considered by the Compensation and Benefits Committee in determining whether a payout would have been reduced or whether any misconduct occurred. Additionally, in the event the Compensation and Benefits Committee determines that an incentive recipient engaged in fraud or intentional misconduct that resulted in significant financial and/or reputational harm to the Bancorp, the committee will determine whether it is appropriate to clawback any incentive compensation awarded during the preceding three years (including equity awards).

Special 2024 Mid-Year Strategic Incentive Program

In April 2024, the Compensation and Benefits Committee, in consultation with members of management and its independent compensation consultant, adopted a mid-year strategic incentive program to promote stability and retention of the Bancorp’s executive management team and to drive performance on key priorities. The program was developed and adopted within the framework of the Executive Incentive Plan and is referred to as the “Mid-Year Strategic Incentive Program” or “MYIP.”

The MYIP was a special incentive program focused on driving performance on key initiatives during the first two quarters of 2024. As previously disclosed, based on 2022 financial results, no cash bonus incentives were earned by or paid to the Bancorp’s executive officers in 2023 under the Executive Incentive Plan nor did they receive any awards of restricted stock in 2023 under the Executive Incentive Plan. In order to promote the retention of key executive management and incentivize the achievement of key strategic initiatives for 2024, the MYIP was established as a special incentive program in addition to the normal annual and long-term incentive opportunities available to management for 2024 performance. In this regard, the MYIP includes the following five equally-weighted performance criteria: (1) progress on resolution of the previously disclosed consent order and memorandum of understanding with the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions; (2) achieving capital at projected level by June 30, 2024; (3) achieving increased net interest margin by June 30, 2024; (4) achieving budget attainment through June 30, 2024; and (5) maintaining expenses at or below budget through June 30, 2024. In terms of potential award payouts, each of the foregoing performance criteria is weighted at 20%, with payouts for each criterion determined independent of one another. Therefore, if all five performance criteria were achieved, the executive would be eligible to receive 100% of the special payout opportunity under the MYIP. In addition, there would be no payout with respect to a performance criterion if the target goal for that criterion was not achieved as of June 30, 2024. In June 2024, the Compensation and Benefits Committee used its discretion to extend the performance period out until September 30, 2024.

Under the MYIP, the size of the award opportunity for each executive officer participant was based on a percentage of the executive’s 2024 award opportunity under the Executive Incentive Plan, with the percentage higher for those executives who did not receive a payout for 2023 under the Executive Incentive Plan. In this regard, the CEO, CFO, and executive vice presidents who did not receive any payout for 2023 had a target award opportunity under the MYIP equal to 40% of their target annual 2024 incentive award opportunity under the Executive Incentive Plan, and other C-level and senior vice president executives who received 25% of their payout for 2023 had a target award opportunity under the MYIP equal to 19% of their target annual 2024 incentive award opportunity under the Executive Incentive Plan. The MYIP incentive awards for the executive vice presidents were paid out in restricted stock, at the recommendation of the Compensation and Benefits Committee and subsequently approved by the Board. The CEO did not receive any incentive awards under the MYIP for 2024. If the applicable performance criteria were met as of September 30, 2024, the awards to the executive officer participants were required to be paid in shares of restricted stock, which cliff vest at the end of the three-year period from the date of grant, subject to continued employment and any other applicable terms in the underlying award agreement.

The achievement of the performance criteria and payout amounts were determined by the Compensation and Benefits Committee in early 2025 based on the weighted performance criteria as of September 30, 2024. The committee could reduce the payout for each performance criterion if performance expectations were not met. The committee also had the discretion to reduce payouts to ensure profitability and dividend coverage. Payouts for each criterion were capped at the target amounts (there was no upside opportunity). For the 2024 payouts, the Board determined that it was appropriate to adjust earnings criteria to more closely reflect core earnings by removing the sale-leaseback transaction and tax incentive. Grants of 630 shares of restricted stock, in the aggregate, were made to the executive vice presidents in February 2025 in satisfaction of the award payout amounts under the MYIP for 2024.

Employees’ Savings and Profit Sharing Plan

The Bank maintains an Employees’ Savings and Profit Sharing Plan and Trust for all employees who meet the plan qualifications. The Profit Sharing Plan is a defined contribution plan and employees are eligible to participate in the Profit Sharing Plan on January 1st or July 1st next following the completion of one year of employment, the attainment of age 18, and completion of 1,000 hours of employment. The plan is administered by a third party and employees direct their individual investments into any of several investment options, including the Bancorp’s shares purchased on the open market. Employees eligible for the Profit Sharing Plan may redirect their investments at any time.

Contributions to the Profit Sharing Plan are discretionary, made by the Bank and are non-contributory on the part of the employees. All contributions are also subject to review by the Compensation and Benefits Committee and approval by the Board. Profit sharing contributions made by the Bank and earnings credited to the employee’s account vest on the following schedule: two years of service, 40% of contributions and earnings; three years of service, 60% of contributions and earnings; four years of service, 80% of contributions and earnings; and five years of service, 100% of contributions and earnings. Participants also become 100% vested in the employer contributions and accrued earnings in their account upon their death, approved disability, or attainment of age 65 while employed at the Bank.

The Profit Sharing Plan is open to all eligible employees and the Bank contributes a percentage of each employee’s profit sharing wages. Consistent with the objectives of the Bancorp’s executive compensation program, contributions to the plan may increase or decrease based upon the return on assets of the Bancorp.

The Employees’ Savings Plan feature allows employees to make pre-tax contributions to the Plan, subject to the limitations imposed by Section 401(k) of the Code. Employees are eligible to participate in the Employees’ Savings Plan on the first day of the month next following the completion of 90 days of employment, the attainment of age 18, and a minimum of 250 hours worked in a year. Participants electing pre-tax contributions are always 100% vested in their contributions and the earnings on their investments. Participants can also borrow from their pre-tax contributions pursuant to meeting the requirements of the Code, using their account as collateral. The Bank implements a 401(k) company match that matches 50 cents per dollar up to 6% of an employee’s annual eligible compensation, for a maximum match of 3% of the employee’s annual eligible compensation.

For the fiscal years ending December 31, 2023 and 2024, the Bank elected not to make contributions to the Employees’ Savings and Profit Sharing Plan, except for the 401(k) company match described above in 2024.

Group Medical and Insurance Coverage

Group medical and insurance coverage is a customary and competitive employment practice in the community banking industry. The Bank provides a selection of group medical insurance benefits for all full-time employees with employees selecting the type of coverage. The Bank encourages participation in a wellness program by providing a larger premium subsidy for employees who elect a wellness plan. For single employee coverage, the Bank pays 70% for plans with wellness and 65% without. For employees with dependents, the Bank pays 65% and 55%, respectively. The Bank also provides two separate life insurance and accidental death and dismemberment insurance benefits. All full-time employees receive a life insurance and accidental death and dismemberment insurance benefit equal to one-half of their annual salary the first of the month following 30 days of employment and, once they have completed one year of employment, 1,000 hours of service, and reached their 18th birthday, another life insurance and accidental death and dismemberment insurance benefit is provided on the first day of the month following the satisfaction of eligibility requirements that is equal to three times an employee’s salary to a maximum of $500,000.

The Bank’s non-employee directors who were active prior to January 1, 2024 also are provided the opportunity to receive medical and vision coverage under the Bank’s plan on the same terms as those applicable to employees. Ms. Garza is the only outside director who has elected both medical and vision coverage, while Mr. Gorelick has elected only vision coverage. No other outside director has elected these coverages. The Bancorp no longer offers this coverage to non-employee directors who were not active prior to January 1, 2024.

BOLI Insurance

The Bank has invested in Bank Owned Life Insurance (BOLI) that insures selected executive officers, senior vice-presidents, and vice-presidents. A feature of this type of insurance provides a split dollar benefit to each insured that is reviewed by the Compensation and Benefits Committee and approved by the Board. The personal benefit portion of premiums paid for executive officers is indicated in the Summary Compensation Table under the column “All Other Compensation.”

Unqualified Deferred Compensation Plan

The Bank adopted an Unqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in 1995 due to the Code’s limitation on the amount of contributions a corporation can make on behalf of an employee to a qualified retirement plan. The Deferred Compensation Plan is designed to provide additional deferred compensation to key senior management employees of the Bank in order to recognize their substantial contributions to building shareholder value and to provide them with additional financial security as an inducement to remain with the Bank. The Compensation and Benefits Committee administers the plan. To be eligible, an employee must hold a key management full time position that significantly impacts the Bank’s operating success. In 2024, compensation is limited to $345,000 for purposes of receiving benefits under the plan.

The Compensation and Benefits Committee selects which persons shall be participants and authorizes the crediting each year of an amount based upon a formula involving the participant’s employer funded contributions under all qualified retirement plans and the limitations imposed by Code subsection 401(a)(17) and Code section 415. The Deferred Compensation Plan provides that following the cessation of employment for any reason, the participant’s account is distributed to the participant or in the event of death, to the designated beneficiary in equal monthly installments over a five-year period unless the Bank’s Board of Directors approves an alternative form of payment at the request of the participant or beneficiary.

Currently, Mr. Benjamin Bochnowski is the only executive participating in the Deferred Compensation Plan.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table presents information on restricted stock held by the Named Executive Officers as of December 31, 2024:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Date of Full Vesting of Stock Awards
Benjamin J. Bochnowski	2,161 1,815	60,746 51,020	2/11/25 2/2/27

Robert T. Lowry	1,085 937 1,024	30,499 26,339 28,785	2/11/25 2/2/27 6/12/27

Todd Scheub	1,077 1,000 1,017	30,274 28,110 28,588	2/11/25 4/27/25 2/2/27

Benjamin L. Schmitt	2,458	69,094	3/11/27

(1)	Represents shares of time-vested restricted stock that have a three-year cliff-vesting schedule based on continued employment.
(2)

The market value of these awards is determined by multiplying the number of shares by the closing market price of the Bancorp’s Common Stock on December 31, 2024 (the last trading day of 2024), which was $28.11 per share.

Potential Payments upon Termination or Change in Control

Payments Under Employment Agreements

The Bancorp has entered into agreements that will require the payment of compensation to two Named Executive Officers in the event of their termination of employment, change in responsibilities, or a change-in-control of the Bancorp. These agreements are discussed under the heading “Employment Agreements” below. Furthermore, if an employee is involuntarily terminated within 18 months following a change in control of the Bancorp, any remaining transfer restrictions with respect to stock awards he or she holds will lapse.

Finward Bancorp Executive Change in Control Severance Plan

On October 28, 2019, the Board of Directors of the Bancorp adopted the Finward Bancorp Executive Change in Control Severance Plan (the “Severance Plan”). The purpose of the Severance Plan is to attract and retain talent and to assure the present and future continuity, objectivity, and dedication of management in the event of any change in control of the Bancorp or the Bank. The participants under the Severance Plan (each, a “Participant”) include any full-time employee of the Bancorp who is a President, Chief Financial Officer, Chief Operating Officer, or Executive Vice President, and any other full-time employee of the Bancorp or the Bank who is recommended by the Chief Executive Officer of the Bancorp to the Compensation and Benefits Committee of the Bancorp’s Board of Directors to be a key employee who should be eligible to participate in the Severance Plan, and who, in each case, has at least three years of continuous employment and as of the date of the occurrence of a change in control does not have a separate written agreement with the Bancorp or the Bank providing for the payment of severance or other compensation following a change in control. As a result, with the exception of Benjamin J. Bochnowski and Todd M. Scheub, all of the Bancorp’s other Named Executive Officers who are currently serving with the Bancorp are eligible participants in the Severance Plan.

The Bancorp will provide a Participant with the payments and benefits set forth in the Severance Plan if (i) his or her employment is terminated by the Bancorp or the Bank (or any successor) without “cause” (as such term is defined in the Severance Plan) during the period beginning on the first occurrence of a “change in control” (as such term is defined in the Severance Plan) and lasting through the earlier of the Participant’s death, or the 18-month anniversary of the occurrence of the change in control (such period, the “Covered Period”); or (ii) both (A) an event of “good reason” (as such term is defined in the Severance Plan) occurs during the Covered Period, and (B) the Participant terminates his or her employment with the Bancorp or the Bank (or any successor) for such event of good reason within 60 calendar days following the date the Participant provides notice of good reason to the Bancorp (or successor) and after the Bancorp (or successor) has had an opportunity to cure such good reason.

The payments and benefits under the Severance Plan will include: (i) a cash severance payment equal to one times the sum of (A) the Participant’s base salary in effect on the date of termination, or, if greater, in effect on the date of the change in control, plus (B) the greater of the actual annual cash bonus received by the Participant for the calendar year immediately preceding the calendar year in which termination occurs or the annual cash bonus that the Participant would have earned for the entire calendar year in which the termination occurs, at target level; (ii) a lump sum amount equal to 100% of the aggregate annual COBRA premium amounts (based on COBRA rates then in effect) for the medical and dental coverage that was being provided to the Participant and his or her spouse and eligible dependents as of the date of termination; and (iii) a lump sum amount equal to 100% of the annual premiums paid by the Bancorp in respect of the life insurance coverage provided for an active employee similarly situated to the Participant (based upon coverage and rates in effect on the date of the Participant’s termination). The benefits are generally to be paid in a single lump sum, in cash, on the later of the 25th business day following the date of termination, or the fifth business day following the date the release required under the Severance Plan to be executed by the Participant in favor of the Bancorp and the Bank (or successor) becomes effective and irrevocable.

Employment Agreements

The Bancorp and the Bank are parties to two employment agreements, one with Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Chief Executive Officer of the Bank and a Named Executive Officer of the Bancorp and the Bank, and the other with Todd M. Scheub, the Executive Vice President & Chief Revenue Officer of the Bancorp, President of the Bank, and a Named Executive Officer of the Bancorp. The

terms of the employment agreements for Benjamin J. Bochnowski and Todd M. Scheub obligate the Bancorp to make certain payments to the applicable executive officer upon certain termination events, as described below. The Bancorp and the Bank maintain the employment agreements as a means of remaining competitive, aligning each such executive officer with shareholder interests in the event of a change in control, and providing income protection in the event of an involuntary loss of employment. A description of the material terms of each executive officer’s employment agreement is provided below.

Employment Agreement with Benjamin J. Bochnowski

On August 1, 2017, the Bancorp and the Bank entered into an Employment Agreement with Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Chief Executive Officer of the Bank, which was amended pursuant to a First Amendment to Employment Agreement dated July 27, 2018, a Second Amendment to Employment Agreement dated March 15, 2021, and a Third Amendment to Employment Agreement dated May 3, 2021 (as amended, the “Amended Employment Agreement”). Under the Amended Employment Agreement, Mr. Bochnowski will serve as the President and Chief Executive Officer of the Bancorp and the Chief Executive Officer of the Bank for a base salary of $310,500 per year, subject to increases awarded by the Board of Directors and possible decreases before a change of control of the Bancorp or the Bank based on operating results, or if the Bancorp or the Bank makes similar decreases in the base salaries of its other executive officers. The term of the Amended Employment Agreement is for one year, which will be automatically renewed for additional one-year periods unless written notice of non-renewal is delivered by either party at least 60 days prior to the end of the initial or renewal term. Pursuant to this provision, the Amended Employment Agreement was automatically renewed for an additional one-year period as of August 1, 2024. Mr. Bochnowski also is eligible to receive an annual cash performance bonus as may be set by the Board, he is eligible to participate in any equity-based incentive compensation plan or program approved by the Board from time to time, including the Bancorp’s 2015 Plan, and he is entitled to customary fringe benefits and vacation leave. During the term of the Amended Employment Agreement, the Bank will continue to pay the premiums on life insurance policies insuring Mr. Bochnowski providing for current benefits of approximately $700,000.

The Amended Employment Agreement may be terminated by the Bank for “cause,” which is defined in the Amended Employment Agreement as (i) the failure of Mr. Bochnowski to perform his duties under the agreement (other than failure resulting from incapacity due to physical or mental illness), and the failure constitutes gross negligence or willful misconduct, after written demand from the Board; (ii) Mr. Bochnowski’s commission of an act of malfeasance, dishonesty, fraud, or breach of trust against the Bank or any of its affiliates, employees, customers, or vendors resulting or intended to result in his substantial gain or personal enrichment; or (iii) Mr. Bochnowski’s indictment, conviction, or plea of guilty or no contest to a felony or crime of moral turpitude. The Amended Employment Agreement also will immediately terminate upon Mr. Bochnowski’s death or if he becomes disabled (as defined in the agreement). In addition, the Bank may terminate the agreement without cause upon 30 days prior written notice.

If the Amended Employment Agreement terminates because Mr. Bochnowski is discharged for cause, or because of his resignation without “good reason” (as defined below), or in the event of his disability, the Bank will pay Mr. Bochnowski (i) his unpaid base salary through the date of termination; (ii) any unpaid bonus, incentive compensation, deferred compensation, and other cash compensation accrued as of the date of termination; and (iii) any unused vacation, expense reimbursements, and other cash entitlements due to him as of the date of termination (collectively, the “Accrued Obligations”). Such payments will be made in a lump sum in cash within 30 days after the date of termination, except that any bonus, deferred compensation, or incentive compensation will be paid in accordance with the terms of the relevant plan as applicable to Mr. Bochnowski.

If Mr. Bochnowski is discharged without cause or he resigns for “good reason,” or in the event of his death, then the Bank will pay Mr. Bochnowski, or his heirs or estate as the case may be, (i) the Accrued Obligations; (ii) a lump sum amount equal to 2 times his then-current base salary and most recent annual bonus; (iii) continuation for 18 months of welfare benefits and senior executive perquisites at least equal to those that would have been provided if he remained employed during that period; and (iv) the cost of outplacement services. The payment of the foregoing amounts are contingent upon Mr. Bochnowski timely executing an effective general release and waiver of all known and unknown claims in a form and substance acceptable to the Bancorp.

For purposes of the Amended Employment Agreement, “good reason” is defined as any of the following, which has not been expressly consented to by Mr. Bochnowski in writing: (i) assignment of duties by the Board that are inconsistent with his position, authority, duties, or responsibilities as Chief Executive Officer of the Bank or President and Chief Executive Officer of the Bancorp, or any other action by the Bank which results in a substantial diminution of such position, authority, duties, or responsibilities; (ii) a reduction of 10% or more in his then current base salary, unless such reduction is required by law or regulation or is proportionate to a reduction in the base salary of all other executive officers of the Bank; (iii) any failure to re-nominate Mr. Bochnowski as a director of the Bancorp or the Bank, except in connection with or related to the termination of his employment or the expiration of the Amended Employment Agreement; or (iv) any substantial failure by the Bank to comply with any of the provisions of the Amended Employment Agreement; provided that, actions taken by the Board under clause (i) above by reason of Mr. Bochnowski’s inability to perform his responsibilities because of a physical or mental injury or disease will not be deemed “good reason;” provided, further, that, the expiration of the term of the Amended Employment Agreement, or the provision of a notice of non-renewal of the term by either party will not constitute “good reason.”

The Amended Employment Agreement provides that if Mr. Bochnowski is discharged without cause or he resigns for good reason in connection with a “change of control” (as defined in the agreement) of the Bancorp or the Bank, Mr. Bochnowski will receive the payments as described above, except that the payment relating to his “most recent annual bonus” will be the most recent annual bonus received by Mr. Bochnowski prior to the change of control, and the benefits continuation provision of the agreement will be those benefits that were provided to Mr. Bochnowski immediately prior to the change of control; provided that, the foregoing provisions will not apply to the severance and benefits provisions above if the benefits Mr. Bochnowski would receive under those provisions would be greater without the application of the limitations described in this paragraph.

During a period of one year following his termination of employment, Mr. Bochnowski may not solicit or induce any employees or customers of the Bank to leave the Bank. In addition, Mr. Bochnowski is subject to confidentiality provisions protecting the Bancorp’s and Bank’s confidential business information from unauthorized disclosure.

Mr. Bochnowski has agreed that during his employment and for a period of one year following his termination of employment, he will not directly for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Bancorp or the Bank: (i) who has access to, or possesses, confidential information (as defined in the agreement), trade secrets, or other knowledge regarding the Bancorp or the Bank that could give a competitor of the Bancorp or the Bank an unfair advantage; (ii) who, within the one year period preceding Mr. Bochnowski’s separation from employment, has serviced or established goodwill with the Bancorp’s or the Bank’s customers or clients or acquired confidential information about those customers or clients; or (iii) who reported directly or indirectly to Mr. Bochnowski during his last year of employment, to terminate his/her employment for the purpose of joining, associating, or becoming employed with another person, business organization, or other entity that is in competition with any product or service provided by the Bancorp or the Bank, or any business or activity of the Bancorp or the Bank. Mr. Bochnowski has further agreed that during his employment and for a period of one year following his termination of employment, he will not directly for himself or for any third party, encourage or induce any customer of the Bancorp or the Bank to cease doing business with the Bancorp or the Bank.

Employment Agreement with Todd M. Scheub

On April 27, 2022, the Bancorp and the Bank entered into an Employment Agreement with Mr. Scheub. The employment agreement became effective upon execution. Under the employment agreement, Mr. Scheub shall serve as the President of the Bank, and the Executive Vice President & Chief Revenue Officer of the Bancorp for a base salary of $271,000 per year, subject to increases awarded by the Board and possible decreases if the Bancorp or the Bank makes similar decreases in the base salaries of its other executive officers. The term of the employment agreement is for one year, which will be automatically renewed for additional one-year periods unless written notice of non-renewal is delivered by either party at least 60 days prior to the end of the initial or renewal term. Since no written notice of non-renewal has been provided by either party pursuant to this provision, Mr. Scheub’s employment agreement has been automatically renewed for an additional one-year period effective as of April 27, 2024. Mr. Scheub also is eligible to receive an annual cash performance bonus as may be set by the Board, he will be eligible to participate in any equity-based incentive compensation plan or program approved by the Board from time to time, including the 2015 Plan, and he will be entitled to customary fringe benefits and vacation leave.

Under the employment agreement, Mr. Scheub’s employment may be terminated by the CEO for “cause,” which is defined in the employment agreement as (i) Mr. Scheub’s commission of an act of malfeasance, fraud, embezzlement, breach of trust, or dishonesty; (ii) Mr. Scheub’s indictment, conviction, or plea of guilty or no contest to a felony or crime of moral turpitude; (iii) any unauthorized use or disclosure by Mr. Scheub of confidential information or trade secrets of the Bank; (iv) Mr. Scheub’s gross negligence, insubordination, or material violation of any duty of loyalty to the Bank, any other misconduct on the part of Mr. Scheub, or any violation of law or regulation applicable to the Bank; (v) Mr. Scheub’s failure to satisfactorily perform his duties in the opinion of the CEO, which failure has not been remedied by Mr. Scheub within 30 days after the CEO delivers written notice of such failure to Mr. Scheub; or (vi) Mr. Scheub’s breach of the employment agreement. The employment agreement also will immediately terminate upon Mr. Scheub’s death or if he becomes disabled (as defined in the agreement). In addition, the CEO may terminate Mr. Scheub’s employment without cause upon 30 days prior written notice.

If Mr. Scheub’s employment terminates because he is discharged for cause, or because of his resignation without “good reason” (as defined below), or in the event of his disability, the Bank will pay Mr. Scheub (i) his unpaid base salary through the date of termination; (ii) any unpaid bonus, incentive compensation, deferred compensation, and other cash compensation accrued as of the date of termination; and (iii) any unused vacation, expense reimbursements, and other cash entitlements due to him as of the date of termination (collectively, the “Scheub Accrued Obligations”). Such payments will be made in a lump sum in cash within 30 days after the date of termination, except that any bonus, deferred compensation, or incentive compensation will be determined and paid in accordance with the terms of the relevant plan as applicable to Mr. Scheub.

If Mr. Scheub is discharged without cause or he resigns for “good reason,” or in the event of his death, then the Bank will pay Mr. Scheub, or his heirs or estate as the case may be, (i) the Scheub Accrued Obligations; (ii) a lump sum amount equal to 1.5 times his then-current base salary and most recent annual bonus; (iii) continuation for 18 months of welfare benefits and senior executive perquisites at least equal to those that would have been provided if he remained employed during that period; and (iv) the cost of outplacement services. The foregoing payments and benefits are contingent upon Mr. Scheub executing an effective general release and waiver of claims acceptable to the Bancorp and the Bank.

For purposes of the employment agreement, “good reason” is defined as any of the following, which has not been expressly consented to by Mr. Scheub in writing: (i) assignment of duties by the CEO that are inconsistent with Mr. Scheub’s position, authority, duties, or responsibilities as President of the Bank or Executive Vice President & Chief Revenue Officer of the Bancorp, or any other action by the Bank which results in a substantial diminution of such position, authority, duties, or responsibilities; (ii) a reduction of 10% or more in his then current base salary, unless such reduction is required by law or regulation or is proportionate to a reduction in the base salary of all other executive officers of the Bank; or (iii) any substantial failure by the Bank to comply with any of the provisions of the employment agreement; provided that, actions taken by the Bank under clause (i) above by reason of Mr. Scheub’s inability to perform his responsibilities because of a physical or mental injury or disease will not be deemed “good reason;” provided, further, that, the expiration of the term of the employment agreement, or the provision of a notice of non-renewal of the term by either party will not constitute “good reason.”

The employment agreement provides that in the event of Mr. Scheub’s discharge without cause or resignation for good reason is in connection with a “change of control” (as defined in the employment agreement), the severance payment as it relates to Mr. Scheub’s annual bonus will be the most recent annual bonus received by Mr. Scheub prior to the change of control, and the benefits continuation provision of the agreement will be those benefits that were provided to Mr. Scheub immediately prior to the change of control; provided that, the foregoing provisions will not apply to the severance and benefits provisions above if the benefits Mr. Scheub would receive under those provisions would be greater without the application of the limitations described in this paragraph. In addition, in the event of a Change of Control, the Bank is to pay to Mr. Scheub all future premiums on the life insurance policies on Mr. Scheub’s life expected to become due before the end of the term of the employment agreement, subject to the payments terms as set forth above.

During a period of 18 months following his termination of employment with either the Bancorp or the Bank, Mr. Scheub may not solicit or induce any employees, customers, or prospective customers of the Bank to leave the Bank. Mr. Scheub also has agreed, for a period of 18 months following his date of termination, not to solicit, divert, or accept certain “competitive business” (as defined in the employment agreement) from certain customers and

Pay Versus Performance
The following table presents information relating to total compensation reported and paid to the Bancorp’s principal executive officer, the average of total compensation reported and paid to the Bancorp’s other Named Executive Officers, the Bancorp’s total shareholder return (“TSR”), and the Bancorp’s net income for the year presented.

Year	Summary Compensation Table Total for Principal Executive Officer (PEO)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(2)	Value of Initial Fixed $100 Investment Based on Bancorp’s Total Shareholder Return	Net Income
2024	$508,236	$486,201	$372,626	$367,747	$113.27	$12,130,000
2023	$468,536	$427,264	$273,273	$251,770	$72.62	$8,380,000
2022	$551,482	$502,837	$332,648	$305,999	$81.60	$15,080,000

(1)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Benjamin J. Bochnowski and the average of the other Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
Accordingly, these dollar amounts do not reflect the actual amount of compensation earned by or paid to the Named Executive Officers during the applicable year. To calculate compensation actually paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

PEO SCT Total to CAP Reconciliation:

Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation (i)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)	CAP
2024	$431,276	–	$32,856	$508,236	$44,105	$22,069	$486,201
2023	$444,298	–	$24,238	$468,536	–	($41,272)	$427,264
2022	$398,336	–	$49,504	$551,482	$103,642	$54,997	$502,837
Average
Non-PEO
NEOs SCT Total to CAP Reconciliation:

Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation (i)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)	CAP
2024	$277,025	$28,324	$23,539	$372,626	$43,738	$38,859	$367,747
2023	$239,812	–	$25,751	$273,273	$7,710	($21,503)	$251,770
2022	$241,709	–	$32,253	$332,648	$58,686	$32,037	$305,999

(i)	Reflects “All Other Compensation” reported in the SCT for each year shown.
(ii)
Represents the grant date fair value of equity-based awards granted each year and the incremental fair value of any equity award that was modified during each year, if any. We did not report a change in pension value for any of the years reflected in this table; therefore, a deduction from SCT total related to pension value is not needed.

(iii)	Reflects the value of equity calculated in accordance with the SEC methodology set forth in Regulation S-K Item 402(v)(2)(iii)(C) and 402(v)(8) for determining CAP for each year shown.

(2)
The
non-principal
executive officer NEOs reflected in the tables above represent the following individuals: (i) for 2024, Robert T. Lowry, Todd M. Scheub, and Benjamin L. Schmitt; and (ii) for 2023 and 2022, Robert T. Lowry, Todd M. Scheub, Peymon S. Torabi, and Leane E. Cerven.

Compensation Actually Paid and Total Shareholder Return (TSR)
While TSR is not a metric that is directly used in the Bancorp’s compensation programs at this time, it directly impacts the value of the long-term incentives granted to our NEOs. The amount of compensation actually paid to our PEO and the average amount of compensation actually paid to the non-principal
executive officer NEOs as a group are generally aligned with the Bancorp’s TSR over the three years presented in the table. This alignment exists primarily because (i) none of the NEOs earned
non-equity
incentive plan compensation in 2022 and 2023, but the
non-principal
executive officer NEOs did earn partial payouts in 2024; (ii) in January of 2024, the Board, after reviewing the Bancorp’s 2023 performance, agreed to increase the base salaries of all of the NEOs by 2.5%; and (iii) all of the NEOs received equity grants during 2024. The combination of these factors contributed to (i) the reduced amounts of compensation actually paid to Mr. Bochnowski from 2022 to 2023 but increased compensation actually paid in 2024; and (ii) the decrease and subsequent increase of compensation actually paid to the other non-principal
executive officer NEOs over the three year period presented in the table, which more closely align with the fluctuations in the Bancorp’s TSR over this same period.
In constructing the Bancorp’s executive compensation program, the Bancorp intends to continue to seek alignment of the interests of management with the long-term interests of the Bancorp’s shareholders.
Compensation Actually Paid and Net Income
Generally, the amount of compensation actually paid to Benjamin J. Bochnowski and the other non-principal
executive officer NEOs decreased and then increased over the three-year period presented in the table, which is in line with the Bancorp’s net income over the same period. This was primarily the result of (i) none of the NEOs earning non-equity
incentive plan compensation in 2022 and 2023; (ii) in January of 2024, the Board, after reviewing the Bancorp’s 2023 performance, agreeing to increase the base salaries of all of the NEOs by 2.5%; and (iii) for 2024, based on the Bancorp’s achievement of certain threshold performance goals established by the Compensation and Benefits Committee for 2024 under the Executive Incentive Plan, cash bonus incentives were earned by the non-principal
executive officer NEOs in 2024. As further discussed in the section captioned “
2024 Executive Annual Incentive Plan
” above, for the cash bonus component of the Executive Incentive Plan, the plan uses a target bonus framework and provides for payouts at, above, or below target based on the Bancorp’s results of return on assets, earnings per share growth, and non-interest
expenses/average assets. Although net income levels will impact all three plan metrics, net income is not a metric that is directly used in the Bancorp’s compensation programs at this time.
Compensation of Directors for 2024
The following table provides information concerning the compensation paid to or earned by the members of the Bancorp’s Board of Directors (except for Mr. Benjamin Bochnowski, who does not receive director’s fees) for their service as directors for 2024, whether or not deferred:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Martin P. Alwin (5)	$7,125	–	–	$7,125
Carolyn M. Burke (5)	$7,125	–	–	$7,125
Jennifer R. Evans (5)	$7,125	–	–	$7,125
Danette Garza, J.D., CPA	$28,917	–	–	$28,917
Joel Gorelick	$53,667	–	–	$53,667
Amy W. Han, Ph.D.	$28,500	–	–	$28,500
Robert E. Johnson, III	$31,417	–	–	$31,417
Kenneth V. Krupinski (6)	$21,375	–	–	$21,375
Anthony M. Puntillo, D.D.S., M.S.D. (7)	$34,000	–	$16,058	$50,058
James L. Wieser, J.D. (8)	$31,250	–	$12,856	$44,106
Robert W. Youman	$30,583	–	–	$30,583

(1)	Information on Mr. Benjamin Bochnowski, who is also a director, is included in the Summary Compensation Table above.
(2)
The amounts reflected in this column represent the aggregate grant date fair value of each stock award calculated in accordance with FASB ASC Topic 718. For restricted stock awards, the grant date fair value is calculated by multiplying the number of shares by the closing price of the Bancorp’s Common Stock on the grant date. Under the Bancorp’s Director Compensation Policy, each non-employee
director may receive an equity award of the Bancorp’s Common Stock in an amount equal to approximately $11,000 for service provided during the prior fiscal year. The number of shares to be granted to each non-employee
director is calculated by dividing $11,000 by the closing market price of the Bancorp’s Common Stock on the date of grant. The Bancorp did not issue any shares of restricted stock to the non-employee
directors during 2024.

See the table on page 6 under the heading “
Proposal 1 – Election of Directors
” and the footnotes to that table for information regarding the number of shares of Common Stock held by each current director as of March 21, 2025.

(3)	As of December 31, 2024, none of the directors held unvested equity awards.
(4)
The total perquisites and other personal benefits for each of Mr. Alwin, Ms. Burke, Ms. Evans, Ms. Garza, Mr. Gorelick, Dr. Han, Mr. Johnson, Mr. Krupinski, and Mr. Youman amounted to less than $10,000.

(5)
Effective September 9, 2024, Martin P. Alwin, Jennifer R. Evans, and Carolyn M. Burke were appointed to the Board of Directors of the Bancorp. Accordingly, the 2024 cash fees disclosed in the table above for Mr. Alwin, Ms. Burke, and Ms. Evans reflect a pro-rated
portion of the total cash fees payable to directors based on the period in 2024 during which they served on the Board of Directors.

(6)
Mr. Krupinski retired from the Board of Directors upon the conclusion of his term as a Class III director at the Annual Meeting of Shareholders on May 24, 2024. The amounts for Mr. Krupinski in this table reflect only the cash fees earned or paid to Mr. Krupinski through his date of retirement.

(7)	Dr. Puntillo elected the Bank’s employee + spouse medical benefit, effective May 1, 2013. The Bank’s paid portion of the medical coverage in 2024 was $16,058.
(8)	Mr. Wieser elected the Bank’s employee + spouse medical benefit effective January 1, 2016. The Bank’s paid portion of the medical coverage in 2024 was $12,856.
The Compensation and Benefits Committee is responsible for approving, subject to review by the Board of Directors as a whole, the compensation program for our non-employee
directors. In that function, the Compensation and Benefits Committee considers market and peer company data regarding director compensation and evaluates the Bancorp’s director compensation practices in light of that data and the characteristics of the Bancorp as a whole, with the assistance of its compensation advisor.
In November of 2020, the Board, acting upon the recommendation of the Compensation and Benefits Committee, approved the
Non-Employee
Director Compensation Policy (the “Director Compensation Policy”), which was effective January 1, 2021. On March 16, 2022, the Board, acting upon the recommendation of the Compensation and Benefits Committee, approved a revision to the Director Compensation Policy to, among other changes, provide for an annual cash retainer for a Lead Independent Director. Anthony M. Puntillo served as Lead Independent Director until the appointment of Joel Gorelick as independent Chairman of the Board on February 15, 2024, and he received an additional $1,000 in cash fees for each month he served in this role. Total cash fees paid to the non-employee
directors for the year ended December 31, 2024, were $281,083 in the aggregate.
Under the Director Compensation Policy, each
non-employee
director receives an annual cash retainer of $28,500 for the director’s service on the Board. The independent Chairman of the Board receives an additional cash retainer of $30,000 for his or her service on the Board. Each non-employee
director who serves as the chair of a committee receives an additional annual cash retainer as follows: Chair of the Risk Management and Compliance Committee – $3,500; Chair of the Compensation and Benefits Committee – $3,000; the Chairs of all other Board committees – $2,500.
Each non-employee director may
elect to have all or a portion of his or her cash compensation deferred in accordance with the provisions of the Bancorp’s Amended Post 2004 Unfunded Deferred Compensation Plan for Directors. The Director Compensation Policy also provides that each non-employee
director receive an equity award of the Bancorp’s Common Stock in an amount equal to approximately $11,000 for service provided during the prior fiscal year. Such awards will be granted each year and vest immediately upon grant. All equity awards made pursuant to the Director Compensation Policy are granted under the 2015 Plan. For 2024, the directors agreed to forego such equity awards.
The Director Compensation Policy further provided that each
non-employee
director active prior to January 1, 2024 was entitled to participate in medical and vision health insurance coverage under the Bancorp’s group health insurance plan on the same terms and conditions as those applicable to the Bancorp’s employees. Currently, only Ms. Garza and Mr. Gorelick have coverage, as the Bancorp no longer offers coverage to non-employee
directors who were not active prior to January 1, 2024. In addition, all costs and expenses related to attendance at approved seminars/conferences are reimbursable by the Bancorp.
Post 2004 Unfunded Deferred Compensation Plan for the Directors of Peoples Bank
Each director of the Bank may elect on or before December 31 st
of any year to defer all or a portion of his or her annual director fees for succeeding calendar years. The rate of interest to be paid on deferred fees will be equal to the
2-year
U.S. Treasury Bill rate provided by Goldman Sachs in effect during the month in which the Bank determines or reviews the appropriate interest rate for the Plan. The interest rate will be reset on the first business day of each month.

If a director of the Bank made an election to defer his or her fees any time prior to May 20, 2022 (a “Legacy Participant”), amounts deferred under the plan, together with accumulated interest, are distributed in ten annual installments over a nine year period, beginning with the first day of the calendar year immediately following the year in which such individual ceases to be a director of the Bank. However, if a director of the Bank has never made an election to defer his or her fees under the plan before May 20, 2022 (a “New Participant”), such individual may elect to receive his or her distribution in (1) a single lump sum on the first day of the calendar year following the year in which such individual ceases to be a director of the Bank; (2) five annual installments over a four year period beginning with the first day of the calendar year immediately following the year in which such individual ceases to be a director of the Bank; or (3) ten annual installments over a nine year period beginning with the first day of the calendar year immediately following the year in which such individual ceases to be a director of the Bank. If no distribution election is made, a New Participant will receive his or her deferred benefit in five annual installments over a four year period, beginning with the first day of the calendar year immediately following the year in which such individual ceases to be a director of the Bank.

A participant in the plan may elect a one-time change to the form of benefit in accordance with the Code and the following: (i) a Legacy Participant may elect to change his or her form of distribution to a single lump sum payment, and a New Participant may elect to change his or her form of distribution to any one of the three forms in clauses (1)-(3) above; the election shall not be effective until at least twelve months after the date on which the election is made; and (iii) except for distributions due to death or a Change in Control (as defined in the plan), no payment will be made earlier than five years from the first day of the calendar year following the year in which the plan participant ceased to be a director of the Bank. Notwithstanding the foregoing, the first annual benefit for any director deemed a “specified employee” under applicable tax regulations may not be paid any earlier than six months after the director terminates his services. Upon the death of a director, the balance of any unpaid deferred fees and interest will be paid in a lump sum to the director’s designated beneficiary or estate.

The only director currently deferring fees under this plan is James L. Wieser.

TRANSACTIONS WITH RELATED PERSONS

The Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not executive officers, directors, or principal shareholders of the Bank. At present, the Bank offers loans to its executive officers, directors, principal shareholders, and employees at interest rates that are generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board. Loans to directors, executive officers, and their associates totaled approximately $11,102,288 or 7.3% of the Bancorp’s equity capital at December 31, 2024. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than normal risk of collectability or present other unfavorable features. Except as otherwise described above, neither the Bancorp nor any of its subsidiaries entered into any transaction with any related person during the fiscal years ended December 31, 2024 and 2023 that is required to be disclosed pursuant to Regulation S-K, Item 404.

AUDIT COMMITTEE REPORT

We have reviewed and discussed with management the Bancorp’s audited financial statements as of and for the year ended December 31, 2024. We have discussed with the Bancorp’s independent registered public accounting firm, Forvis Mazars, LLP, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. We have also received and reviewed the written disclosures and the letter from Forvis Mazars, LLP, required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees overseeing independence, and have discussed with the independent registered public accounting firm the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024.

We have also concluded that the provision by Forvis Mazars, LLP of services to the Bancorp and the Bank during 2024 is compatible with maintaining the auditors’ independence.

This Report is respectfully submitted by the Audit Committee of the Bancorp’s Board of Directors.

Audit Committee Members

Robert W. Youman (Chair)

Martin P. Alwin

Carolyn M. Burke

Danette Garza

Anthony M. Puntillo

PROPOSAL 2 – APPROVAL OF FINWARD BANCORP 2025 OMNIBUS EQUITY INCENTIVE PLAN

The Board of Directors of the Bancorp has approved the Finward Bancorp 2025 Omnibus Equity Incentive Plan and is submitting it to our shareholders for approval. The principal features of the 2025 Omnibus Plan are summarized below. The complete text of the 2025 Omnibus Plan is attached as Appendix A.

The purposes of the 2025 Omnibus Plan are to (i) further the long-term growth and financial success of the Bancorp and its subsidiaries by aligning the personal interests of the plan participants with the interests of the Bancorp’s shareholders through the ownership of shares of Common Stock and through other incentives; (ii) encourage key individuals to accept or continue employment or service with the Bancorp and its subsidiaries; (iii) provide participants with an incentive for excellence in individual performance; and (iv) furnish incentives to such key individuals to improve operations and increase profits by providing the opportunity to acquire Common Stock of the Bancorp or receive monetary payments based on the value of the Common Stock. Outside consultants and non-employee members of our Board of Directors may also receive awards under the 2025 Omnibus Plan.

The primary reason for adopting the 2025 Omnibus Plan is to replace the Amended and Restated Finward Bancorp 2015 Stock Option and Incentive Plan, which will expire on April 24, 2025, and which contains certain provisions the Bancorp desires to modernize to reflect current market practice, including eliminating certain liberal share recycling provisions, adding a minimum one-year vesting term for awards granted under the plan, and adding provisions to reflect the Bancorp’s compensation recoupment policy adopted in accordance with Nasdaq listing requirements. Awards under the 2015 Plan remain outstanding, but assuming the shareholders approve the 2025 Omnibus Plan, no new awards may be granted under the 2015 Plan.

We are reserving 280,000 shares of our Common Stock (less any shares underlying awards granted under the 2015 Plan on or after January 1, 2025 and prior to the effective date of the 2025 Omnibus Plan), for future awards under the 2025 Omnibus Plan. In addition, any shares of Common Stock underlying awards granted under the 2015 Plan that expire, terminate, or are canceled or forfeited under the terms of the 2015 Plan on or after the effective date of the 2025 Omnibus Plan will be available for future issuance under the 2025 Omnibus Plan. As of the date of this proxy statement, awards for 46,431 shares of Common Stock remain outstanding under the 2015 Plan. In addition, as of March 28, 2025, which was the latest practicable date prior to the filing of this proxy statement, the closing price of a share of the Bancorp’s Common Stock on the Nasdaq Capital Market was $29.10.

We are asking our shareholders to approve the 2025 Omnibus Plan, which will become effective immediately upon shareholder approval.

Reasons Why You Should Vote in Favor of the Approval of the 2025 Omnibus Plan

The Board recommends a vote “FOR” the approval of the 2025 Omnibus Plan because it believes the plan is in the best interests of the Bancorp and its shareholders for the following reasons:

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Aligns Director, Employee, and Shareholder Interests. The Bancorp has historically used long-term equity incentive awards as a key component of its overall compensation program for employees, executive officers, and directors. We believe these awards motivate participants by giving them opportunities to receive awards directly related to their service to the Bancorp and the performance of the Bancorp. If the 2025 Omnibus Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our shareholders.

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Attracts and Retains Talent. Talented executives and employees are essential to executing our business strategies. One of the main purposes of the 2025 Omnibus Plan is to promote the success of the Bancorp by encouraging key individuals to accept or continue employment or service with the Bancorp and its subsidiaries, and providing participants with a plan that provides incentives directly related to excellence in individual performance.

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Replaces Expiring Plan with New Plan Containing Modernized Features. The approval of the 2025 Omnibus Plan by our shareholders is critical because it will replace the 2015 Plan, which will expire on April 24, 2025. The 2025 Omnibus Plan is intended to be a new, contemporary plan with modernized features which we believe meet the expectations of shareholders and current best practices for listed-companies. We believe it is critical to be able to continue to offer our key service providers a modern equity incentive plan consistent with long-standing peer company and market practice.

Summary of the 2025 Omnibus Plan

This summary does not purport to be a complete description of all the provisions of the 2025 Omnibus Plan and is qualified in its entirety by the terms of the 2025 Omnibus Plan, a copy of which is included in this Proxy Statement as Appendix A.

Administration

The 2025 Omnibus Plan will be administered by the Compensation and Benefits Committee of the Bancorp’s Board of Directors, or any other committee that the Board designates from time to time (the “Committee”). The Committee must consist of at least two disinterested and independent Board members.

The Committee has the authority, subject to the terms of the 2025 Omnibus Plan, to take the following actions:

●	select recipients of awards from among employees, affiliate’s employees, outside consultants, and non-employee directors;

●	determine the number of shares of Common Stock to be subject to types of awards generally, as well as to individual awards granted under the plan;

●	determine the terms and conditions upon which awards will be granted under the plan;

●	prescribe the form and terms of instruments evidencing grants;

●	establish procedures and regulations for the administration of the plan;

●	accelerate at any time the exercisability or vesting of all or any portion of any award granted under the plan;

●	interpret the terms of the plan;

●	define terms applicable to the plan which are not otherwise defined in the plan; and

●	make all determinations deemed necessary or advisable for the administration of the plan.

Eligible Participants

The Committee may select participants from among the employees, consultants, and non-employee directors of the Bancorp and its affiliates, which refers to those entities controlling, controlled by, or under common control with the Bancorp, such as Peoples Bank. Consultants include non-employee individuals performing services (other than as a director) for the Bancorp or its affiliates, and may include retired directors or advisory board members. Approximately 60 employees of the Bancorp, including all four executive officers, and the 10 non-management members of the Board of the Bancorp and its subsidiaries, will be eligible to participate in the 2025 Omnibus Plan.

Shares Subject to 2025 Omnibus Plan

The maximum number of shares of Common Stock cumulatively available for issuance under the 2025 Omnibus Plan is 280,000 new shares of Common Stock, less any shares underlying awards granted under the 2015 Plan on or after January 1, 2025 and prior to the effective date of the 2025 Omnibus Plan. If our shareholders approve the 2025 Omnibus Plan at the Annual Meeting, the effective date of the plan will be the date of shareholder approval, or May 22, 2025. Between January 1, 2025 and the date of this proxy statement, the Bancorp has granted awards for 14,826 shares of Common Stock under the 2015 Plan. The Bancorp does not intend to grant any additional awards under the 2015 Plan between the date of this proxy statement and the Annual Meeting. In addition, shares subject to the 2025 Omnibus Plan will include (i) shares of Common Stock underlying awards granted under the 2015 Plan that expire, terminate, or are canceled or forfeited under the terms of the 2015 Plan on or after the effective date of the 2025 Omnibus Plan; and (ii) shares of Common Stock settled for cash in lieu of shares under the 2025 Omnibus Plan. Any share of Common Stock covered by an award that expires, terminates, or is surrendered for cancellation, or with respect to restricted stock, which is forfeited (so long as any cash dividends paid on such shares are also forfeited) may be subject to new awards under the 2025 Omnibus Plan made to the same or other participants. The maximum number of shares available under the 2025 Omnibus Plan is subject to certain customary adjustments described in the 2025 Omnibus Plan, such as, for instance, stock splits and stock dividends.

Notwithstanding the foregoing, shares of Common Stock that are withheld by the Bancorp or delivered by the participant to the Bancorp in order to satisfy payment of the exercise price of an option or stock appreciation right or any tax withholding obligation incurred in connection with the exercise or settlement of an award, will not again be made available for grants of awards under the 2025 Omnibus Plan. Therefore, the 2025 Omnibus Plan prohibits this form of liberal share recycling.

Following approval and effectiveness of the 2025 Omnibus Plan, no further awards will be made under the 2015 Plan.

Maximum Awards to Independent Directors

Notwithstanding any other provision in the 2025 Omnibus Plan, the value of all awards made under the plan and all other cash compensation paid by the Bancorp to any independent, non-employee director in any calendar year for services as an independent director shall not exceed $150,000. The Committee may make exceptions to increase this limit to $200,000 for an individual independent director in extraordinary circumstances, such as for the non-executive chairman of the Board or lead independent director or as a member of a special litigation or transactions committee of the Board, as the Committee may determine in its sole discretion.

Types of Awards

Under the 2025 Omnibus Plan, the Committee may grant awards of: (i) incentive stock options; (ii) non-qualified stock options; (iii) restricted stock; (iv) unrestricted stock; (v) restricted stock units; (vi) performance shares; (vii) stock appreciation rights; and (viii) other share-based awards; or any combination of the foregoing. Awards may be granted under the 2025 Omnibus Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Bancorp or an affiliate or with which the Bancorp or an affiliate combines (“Substitute Awards”).

Following is a summary of the types of awards that may be granted under the 2025 Omnibus Plan.

Stock Options. Stock options represent the right to purchase shares of Common Stock at an exercise price established by the Committee in a written award agreement. Any stock option may be either an incentive stock option (“ISO”) that is intended to qualify as an ISO under the Internal Revenue Code or a non-qualified stock option (“NQSO”) that is not intended to be an ISO. ISOs may only be granted under the 2025 Omnibus Plan until approximately March 2035 (10 years from Board approval), and may only be granted to actual employees. The Committee will determine the per share exercise price of both ISOs and NQSOs, but the exercise price may not be less than 100% of the fair market value of the shares covered by the option on the date of grant. An ISO or NQSO award agreement will prescribe the conditions to vesting, which may be strictly time and service-based or may be performance-based, requiring attainment of performance goals.

The maximum term of an option granted under the 2025 Omnibus Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10% shareholder). Payment in respect of the exercise of an option may be made (i) in cash (including by check, bank draft, or money order); (ii) by delivering shares of Common Stock already owned by the participant for at least six months prior to the date of exercise and having a fair market value on the date of exercise equal to part or all of the exercise price; (iii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares acquired upon exercise of the option and to remit to the Bancorp, no later than the third business day following exercise, a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, provided that, in the event the participant chooses to pay the exercise price as so provided, the participant and the third party will comply with such procedures and enter into such agreements of indemnity and other agreements as the Bancorp prescribes; (iv) by a “net exercise” arrangement pursuant to which the Bancorp will reduce the number of shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price (and, if applicable, any required tax withholding); or (v) by any other means determined by the Committee in its sole discretion.

The 2025 Omnibus Plan also provides that, unless otherwise provided by the Committee in an award agreement, or as otherwise directed by an optionholder, each vested and exercisable option that is outstanding on the date the option terminates or expires, and which has an exercise price per share that is less than the fair market value per share as of such date, will automatically be exercised. This automatic exercise provision will not apply to optionholders who incur a termination of service on or before the automatic exercise date.

Restricted Stock. A restricted stock award means a grant of shares of Common Stock which have been contingently awarded to a participant subject to certain restrictions, as set forth in the plan and/or a written award agreement. The restrict stock award agreement will prescribe the number of shares covered by the award, the date of grant, the vesting period or conditions to vesting (including any performance goals), and any other terms and conditions as the Committee, in its discretion, may determine. The vesting conditions for restricted stock awards may be strictly time and service-based or may be performance-based, requiring attainment of performance goals. Unless the Committee provides otherwise in the award agreement, a participant will have voting and dividend rights related to the restricted stock awarded. Restricted stock awards are generally non-transferable.

Except with respect to a change in control of the Bancorp, if a participant ceases to maintain continuous service to the Bancorp or its affiliates (whether as an employee, director, or consultant) for any reason (other than death, disability, or retirement), and unless the Committee determines otherwise, all outstanding and unvested shares of restricted stock awarded to the participant will, upon termination of continuous service, be forfeited and returned to the Bancorp. If a participant ceases to maintain continuous service by reason of death, disability, or retirement, then, unless the Committee determines otherwise, the restrictions with respect to a ratable portion of the shares of restricted stock (based on the portion of the restricted period during which the participant had continuous service with the Bancorp) will lapse and such shares will be free of restrictions.

Restricted Stock Units. A restricted stock unit (“RSU”) award means a grant denominated in shares of Common Stock that is similar to a restricted stock award except that no shares of Common Stock are actually awarded and issued on the date of grant. An RSU award, like all other equity incentive awards, will be evidenced by a written award agreement that will describe any conditions to vesting and/or performance goals to be attained. An RSU is settled upon vesting in actual shares of Common Stock, although the Committee, in its sole discretion, may settle an RSU in cash, based on a fair market valuation, or by a combination of cash and shares. RSUs do not carry any voting rights.

Performance Shares. A performance share award means a grant of shares of Common Stock which have been contingently awarded to a participant subject to the achievement of one or more performance goals (which may be cumulative and/or alternative), as determined by the Committee. Each award of performance shares will be evidenced by an award agreement that specifies the terms and conditions of the award, including but not limited to, the number of shares covered by the award, the grant date, the performance period applicable to the award, the conditions that must be satisfied for a participant to earn an award, and any other terms and conditions as the Committee, in its sole discretion, may determine. As determined in the discretion of the Committee, performance goals may differ among participants and/or relate to performance on a company-wide or divisional basis.

Stock Appreciation Rights. A stock appreciation right (“SAR”) award is a grant of a right to receive a payment from the Bancorp in an amount equal to the excess of the fair market value of one share of Common Stock at the exercise date over the specified exercise price fixed by the Committee when the SAR is granted, which cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. All SARs will be awarded under written award agreements, and the SARs may be awarded as “Tandem SARs,” “Affiliated SARs,” or “Freestanding SARs,” or any combination thereof. The SAR award agreement will prescribe the conditions to vesting, which may be strictly time and service-based or may be performance-based, requiring attainment of performance goals.

A Tandem SAR is a SAR that is granted in connection with a related option and may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option, at an exercise price equal to the exercise price of the related option. An Affiliated SAR is a SAR that is granted in connection with a related option and is automatically deemed to be exercised at the same time as the related option is exercised at the same exercise price. Unlike a Tandem SAR, the deemed exercise of an Affiliated SAR does not reduce the number of shares of common stock subject to the related stock option. A Freestanding SAR is a SAR that is granted independently of any stock option. Freestanding SARs are exercisable on the terms and conditions specified by the Committee in the award agreement.

Other Share-Based Awards. The 2025 Omnibus Plan also allows for the grant of “other share-based awards,” which generally includes a grant of a right to receive a payment valued in whole or in part by reference to, or otherwise based on, shares of the Bancorp’s Common Stock.

Minimum Vesting Requirements

In general, the vast majority of the awards granted under the 2025 Omnibus Plan must have a minimum vesting period of at least one year from the date of grant. Specifically, at least 95% of the awards granted to participants will have a minimum vesting period of at least one year, subject to acceleration of vesting, to the extent permitted by the Committee or as set forth in the 2025 Omnibus Plan or the applicable award agreement.

Effect of Termination of Service

Unless the Committee provides otherwise in an award agreement, terminations of service of a participant will generally have the following effects on outstanding awards:

Termination for Cause. All unexercised stock options and SARS, and all unvested restricted stock awards, RSUs, performance shares, and other share-based awards, shall automatically expire and be forfeited.

Termination for Death or Disability. Vested stock options and SARs shall remain exercisable until the expiration of the award term. For all other time-based vesting awards, a ratable portion of the award (based on the portion of the restricted period during which the participant had continuous service with the Bancorp) will become 100% vested. For performance-based vesting awards, a ratable portion of the award (based on the portion of the restricted period during which the participant had continuous service with the Bancorp) will become 100% vested, with the performance goals deemed to have been met at the target level.

Termination for Retirement. Vested stock options and SARs shall remain exercisable until the expiration of the award term. For all other time-based vesting awards, a ratable portion of the award (based on the portion of the restricted period during which the participant had continuous service with the Bancorp) will become 100% vested. All unvested performance shares will be automatically forfeited.

Termination for Reasons Other than Cause, Disability, Death, or Retirement. Only those stock options and SARs that were immediately exercisable by the participant at the date of termination are exercisable, and then only until expiration of the shorter of the following two periods: (i) the three-month period immediately succeeding termination; or (ii) the date on which the award expires by its express terms. All unvested restricted stock, RSU, and performance share awards will be forfeited.

No Option Repricing

The Committee does not have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or SAR previously granted under the 2025 Omnibus Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the option’s or SAR’s in-the-money value or in exchange for options or other awards) or replacement grants, or other means.

Effect of a Change in Control

Double-Trigger Acceleration. In the event of a change in control of the Bancorp (as more specifically defined in Section 3 of the 2025 Omnibus Plan), the surviving or successor company may continue to employ participants and may continue or assume the participant’s awards in their original or modified form or may replace some or all of such award with substitute awards. In any such case, the change in control itself will not accelerate the vesting of any awards. However, if within two years after the change in control, the participant experiences an involuntary termination other than for cause, then this second significant event will trigger the following award acceleration. Outstanding stock options and SARs that are not yet fully exercisable shall immediately become exercisable and remain exercisable in accordance with their terms. All other unvested awards, whether time-based or performance-based vesting, shall immediately become fully vested and non-forfeitable, with performance goals deemed to have been satisfied at the target levels.

Effect of Surviving or Successor Company Failing to Continue, Assume, or Replace Awards. In the event of a change in control of the Bancorp where the surviving or successor company fails to continue, assume, or replace the 2025 Omnibus Plan participants’ awards, then the Committee, in its discretion, may terminate some or all of the awards, in whole or in part, in exchange for payments made in good faith, based on the fair market value of the consideration received in the change in control, as described in the 2025 Omnibus Plan, or may accelerate the vesting of awards. The Committee has no obligation to do so, however, and also has no obligation to treat all awards similarly.

Amendment and Termination

The Board may at any time terminate, amend, or modify, the 2025 Omnibus Plan; provided that, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Common Stock is listed), shareholder approval of any amendment must be obtained; provided further that, no termination, amendment, or modification of the 2025 Omnibus Plan will adversely affect the rights of any participant who has been granted an award without the consent of the participant. However, notwithstanding the foregoing, the Board may amend the 2025 Omnibus Plan or any award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the plan or award agreement to legal requirements (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the plan or the making of an award, which, in the sole discretion of the Board, may materially and adversely affect the financial condition or results of operations of the Bancorp.

Clawback Policy

The Bancorp may cancel any award granted under the 2025 Omnibus Plan, require reimbursement of any award by a participant, and effect any other right of recoupment of equity or other compensation provided under the plan in accordance with the Finward Bancorp Compensation Recover Policy adopted November 17, 2023, or any other recoupment, clawback, or similar policies of the Bancorp that may be adopted and/or modified by the Board from time to time (each such policy, a “Clawback Policy”). In addition, a participant may be required to repay to the Bancorp previously paid compensation, whether provided pursuant to the 2025 Omnibus Plan or an award agreement, in accordance with a Clawback Policy. By accepting an award, the participant is agreeing to be bound by each Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Bancorp.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax provisions currently applicable to the types of awards available for grant under the 2025 Omnibus Plan. The laws that govern the tax aspects of awards under the 2025 Omnibus Plan are highly technical and are subject to change. The 2025 Omnibus Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code. This discussion is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences, which may be substantially different. Participants in the and grantees of awards under the 2025 Omnibus Plan should consult with their own tax advisors.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the exercise of such option, then (i) upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Bancorp for federal income tax purposes.

Except as noted below for corporate “insiders,” if shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (ii) the Bancorp will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Bancorp.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment or is exercised prior to all other conditions described above being satisfied, the exercise of the option will generally be taxed as the exercise of a nonqualified stock option.

Non-Qualified Stock Options and Stock Appreciation Rights. Except as noted below for corporate “insiders,” with respect to an NQSO and a SAR, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise, and the Bancorp will generally be entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to the Bancorp.

Restricted Stock Awards. Generally, except as noted below for corporate “insiders,” a participant in the 2025 Omnibus Plan will not incur any federal income tax on the date the participant receives an award of restricted stock, unless a participant who receives a restricted stock award makes a Section 83(b) election with respect to the award. If the participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the restricted shares on the date of grant, and generally will not recognize any additional ordinary income at the time the restrictions with respect to the shares lapse. Unless the participant has made a Section 83(b) election, upon vesting of restricted stock, a participant will generally recognize ordinary income equal to the fair market value of the shares, determined at the time of vesting.

Restricted Stock Units and Performance Shares. A participant will generally recognize ordinary income upon payment of RSUs and, except to the extent that a Section 83(b) election was made, payment of performance shares, equal to the cash received or the fair market value of the shares of Common Stock paid under the award determined at the time of payment.

Other Share-Based Awards. The tax effects related to other share-based awards under the 2025 Omnibus Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, as described above, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements. The Bancorp will deduct or withhold, or require the participant to remit to the Bancorp, an amount sufficient to satisfy the minimum federal, state, and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the 2025 Omnibus Plan.

If any award is treated as deferred compensation subject to Internal Revenue Code Section 409A, additional provisions of the 2025 Omnibus Plan will apply. The Board reserves the absolute right to unilaterally amend the 2025 Omnibus Plan or an award agreement to maintain an exemption from, or to comply with, Section 409A.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) relied upon, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Employees, directors, and consultants of the Bancorp and its subsidiaries who will participate in the 2025 Omnibus Plan in the future, and the nature and amounts of their awards under the plan, are to be determined by the Committee. Although the Committee intends to grant awards to eligible participants from time to time, no awards have yet been made under the 2025 Omnibus Plan, and the nature and amounts of such awards to be granted in the future have not yet been determined. Furthermore, because all awards under the 2025 Omnibus Plan are discretionary, it is not possible to determine which awards would have been granted during the prior fiscal year had the 2025 Omnibus Plan been in effect at that time. Therefore, it is not possible to state the terms of any individual grants or awards which may be made under the 2025 Omnibus Plan, or the names or positions of, or respective amounts allocable to, any participant in the 2025 Omnibus Plan, and a New Plan Benefits Table is not provided herein.

Required Shareholder Approval

The proposal to approve the 2025 Omnibus Plan requires that a majority of the votes cast at the Annual Meeting vote in favor of the proposal. This means that the number of shares voted “FOR” the proposal must exceed the number of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose, and therefore neither will have an effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the approval and ratification of the 2025 Omnibus Plan. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxy cards.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Forvis Mazars, LLP (formerly FORVIS, LLP) (“Forvis”), an independent registered public accounting firm, to be its auditors for the year ending December 31, 2025, subject to ratification by shareholders. Forvis has served as our independent registered public accounting firm since 2021.

Forvis audited the Bancorp’s financial statements for the year ended December 31, 2024. A representative of Forvis is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Required Shareholder Approval

For the appointment of Forvis as the Bancorp’s auditors for the fiscal year ending December 31, 2025, to be ratified, more votes must be cast by holders of shares of the Bancorp’s Common Stock in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of Forvis as the Bancorp’s independent registered public accounting firm. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxy cards.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SERVICES AND FEES

The Bancorp incurred the following fees for services performed by Forvis in the fiscal years ended December 31, 2024 and 2023:

Audit Fees

Fees for professional services provided in connection with the audit of the Bancorp’s annual financial statements and review of financial statements included in the Bancorp’s Forms 10-Q were $677,950 for 2024 and $531,864 for 2023.

Audit Related Fees

There were no fees for audit-related services paid to Forvis in fiscal years 2024 or 2023.

Tax Fees

There were no tax fees paid to Forvis in fiscal years 2024 or 2023.

All Other Fees

No fees were paid in fiscal years 2024 or 2023 for other permissible services that do not fall within the above categories, including regulatory accounting and reporting compliance.

Preapproval Policy

The Audit Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent auditor that exceed $30,000. These services may include audit services, audit related services, tax services, and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this preapproval, and the fees for the services performed to date. The Audit Committee may also preapprove particular services on a case by case basis.

For fiscal year 2024, there were no non-audit services which required preapproval by the Audit Committee.

PROPOSAL 4 – ADVISORY VOTE ON COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Background

As required under the Dodd-Frank Act, our Board of Directors is submitting a “Say on Pay” proposal for shareholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, our Board of Directors and the Compensation and Benefits Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

In addition to the Say on Pay proposal for the approval of the compensation of the Bancorp’s Named Executive Officers, the Dodd-Frank Act also requires the Bancorp to separately seek, once every six years, shareholder approval of how often the Bancorp will seek advisory approval of the Named Executive Officers’ compensation (referred to as the frequency vote). The Dodd-Frank Act requires that the Bancorp present every one, two, or three years, or abstain, as voting alternatives for shareholders with respect to the frequency vote. In the Bancorp’s proxy statement for the 2024 Annual Meeting of Shareholders, the Board recommended that shareholders vote for a non-binding advisory frequency vote on the compensation of our Named Executive Officers be held every one year. The option receiving the greatest number of shareholder votes at the 2024 Annual Meeting of Shareholders was for a non-binding advisory frequency vote every year, which the Board considered and has determined to follow. The Board expects to continue this practice of holding an annual advisory vote with respect to the compensation of our Named Executive Officers for the foreseeable future. The next advisory frequency vote is expected to occur at our 2030 annual meeting of shareholders.

Objectives of Executive Compensation Program. The objectives of the Compensation and Benefits Committee with respect to executive compensation are the following:

(1)	Award compensation that is appropriate for the Bancorp in light of all relevant circumstances and provides incentives that further the Bancorp’s long-term strategic objectives;

(2)	Maintain compensation programs that are consistent with the culture of the Bancorp and the overall goal of enhancing shareholder value;

(3)	Avoid cash compensation and equity and non-equity incentive compensation structures that encourage excessive risk-taking and appropriately mitigate risks by effective controls and oversight;

(4)	Attract and retain key management personnel and motivate management to achieve the Bancorp’s corporate goals and strategies; and

(5)	Align the interests of management with the long-term interests of the Bancorp’s shareholders.

For the past three years, the Bancorp has been profitable, demonstrating sustained profitability despite pressure on the banking sector. For the twelve months ended December 31, 2022, the Bancorp reported net income of $15.0 million, representing $3.61 in earnings per basic and $3.60 in earnings per diluted share. Net income increased by $117 thousand or 0.8% from the twelve months ended December 31, 2021. The slight increase in 2022 earnings related to the increase in interest-earning assets acquired from the acquisition of Royal Financial, Inc., organic loan growth, and the overall improvement to the net interest margin during the year. For the twelve months ended December 31, 2023, the Bancorp reported net income of $8.4 million, representing $1.96 in earnings per basic and diluted share. Net income decreased by $6.7 million or 44.4% from the twelve months ended December 31, 2022. The decrease in 2023 earnings was primarily due to lower net interest income, an increase in the provision for credit losses and a decrease in noninterest income, which were partially offset by a decrease in noninterest expenses and a decrease in income tax expense. For the twelve months ended December 31, 2024, the Bancorp reported net income of $12.1 million, representing $2.85 in earnings per basic share and $2.84 in earnings per diluted share. Net income increased by $3.8 million or 44.7% from the twelve months ended December 31, 2023. The increase in 2024 earnings was primarily due to increased yields on the Bancorp’s loan portfolio and the gain on sale from the previously announced sale-leaseback transaction, combined with reduced deposit and borrowing costs as a result of the Federal Reserve’s reduction of federal funds rates during 2024.

The Compensation and Benefits Committee has adopted a balanced approach to executive compensation, consistent with best practices, the Bancorp’s performance and strategic goals, and the interests of shareholders. The Bancorp’s executive compensation practices are responsibly governed by the Compensation and Benefits Committee, which is comprised of independent directors, and by direct Board oversight. The Compensation and Benefits Committee took several actions to align executive compensation with shareholder interests, including the following:

●

In January of 2024, the Board, acting upon the recommendation of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp, and the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2023 performance, agreed to increase the base salaries of executive management by 2.5%. However, no cash incentives were earned by or paid to the Bancorp’s executive officers in 2023 under the Executive Incentive Plan. This decision continues to reflect management’s ongoing commitment to tying executive management compensation to the Bancorp’s performance, and to reflect the fact the Bancorp did not achieve the performance goals established by the Compensation and Benefits Committee for 2023.

●

In January of 2025, the Board, acting upon the recommendation of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp, and the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2024 performance, agreed to increase the base salaries of the executive officers other than the Chief Executive Officer by 2.75%.

●

In January of 2024, the Board, acting upon the recommendation of the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2023 performance, agreed to provide Benjamin J. Bochnowski with a 2.5% cost-of-living adjustment, but did not otherwise increase Mr. Bochnowski’s base salary.

●

In January of 2025, the Board, acting upon the recommendation of the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2024 performance, determined not to increase the base salary of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp.

●

The Compensation and Benefits Committee reviews the compensation of the Bancorp’s President and Chief Executive Officer and his direct reports annually. The Compensation and Benefits Committee Charter authorizes the hiring by the committee members of independent advisors, including attorneys, to assist the Committee in carrying out its responsibilities. To further align the executives’ interests with those of the Bancorp’s shareholders and the long-term business objectives of the Bancorp, the Compensation and Benefits Committee retained the services of Meridian in June 2023 to assist it with the assessment of the Bancorp’s executive compensation plans.

●

The Bancorp manages its long-term incentive stock awards program responsibly and conservatively. Under the Executive Incentive Plan, restricted stock awards in the form of common equity with a three year vesting period align management’s interests with those of the Bancorp’s shareholders. For 2024, the Compensation and Benefits Committee set the target long-term equity incentive opportunity at 25% of base salary for the Chief Executive Officer, Chief Financial Officer, President of Peoples Bank and 20% of base salary for the Bancorp’s Chief Operating Officer. Grants under the Executive Incentive Plan become fully vested three years from the grant date of the award.

●

In April 2024, the Compensation and Benefits Committee, in consultation with members of management and Meridian, also adopted the MYIP under the Executive Incentive Plan, which was a mid-year incentive program to promote stability and retention of the Bancorp’s executive management team and to drive performance on key priorities. The MYIP further demonstrates the Bancorp’s commitment to condition significant portions of the executive officers’ compensation with the achievement of key performance initiatives. Under the MYIP, the award opportunity for each executive officer participant was based on a percentage of the executive’s 2024 award opportunity under the Executive Incentive Plan, with the percentage higher for those executives who did not receive a payout for 2023 under the Executive Incentive Plan. In this regard, the executive vice presidents who did not receive any payout for 2023 had a target award opportunity under the MYIP equal to 40% of their target annual 2024 incentive award opportunity under the Executive Incentive Plan.

●

In January 2025, the Compensation and Benefits Committee certified the performance results under the Executive Incentive Plan based on the Bancorp’s 2024 return on assets, earnings per share growth, and non-interest expense/average assets. For 2024, the performance-based cash incentive payout awards under the Executive Incentive Plan as approved by the Bancorp’s Board, based on the recommendation of the Compensation and Benefits Committee, were $25,885 for Mr. Lowry, $35,606 for Mr. Scheub, and $23,482 for Mr. Schmitt. These awards are set forth in the Non-Equity Incentive Plan Compensation column of the 2024 Summary Compensation Table on page 17 above. The Board focused on core earnings relative to peers and gave consideration to certain one-time items included in 2024 earnings to determine that Mr. Bochnowski would not receive a payout under the 2024 Executive Incentive Plan.

●	In February 2025, the Board approved grants of 630 shares of restricted stock, in the aggregate, to the executive vice presidents in satisfaction of the award payout amounts under the MYIP for 2024.

●

Based on 2022 financial results, the Bancorp’s executive officers did not receive any awards of restricted stock in 2023 under the Executive Incentive Plan. In February 2024, the Board approved restricted stock awards to the Bancorp’s executive officers, which represented a reduced level of award compared to previous years, to reinforce the alignment of executive performance to the long-term results of the Bancorp. In this regard, the Bancorp made awards under the Executive Incentive Plan on February 2, 2024 of 1,815 shares, 937 shares, and 1,017 shares of restricted stock with a three-year vest to Messrs. Bochnowski, Lowry, and Scheub, respectively. Based on the core performance of the Bancorp in 2024, no restricted stock grants were awarded to the Bancorp’s executive officers in 2025.

●	No incentive stock options have been granted to any executive officer since 2009.

●

The Bancorp’s insider trading policy prohibits hedging transactions by its directors, officers, and employees, and the Bancorp’s Executive Incentive Plan contains a “clawback” provision that requires executives to reimburse amounts received under the Plan in the event the Bancorp is required to prepare an accounting restatement within three years of payout.

●

Under the Dodd-Frank Act, the SEC adopted a rule directing national securities exchanges to establish listing standards which provide that companies listed on a national securities exchange must adopt a policy providing for the recovery of incentive-based compensation in the event of an accounting restatement based on erroneous data. Under such a policy, compensation would be recovered, or “clawed back,” from any current or former executive officer of the company who received the incentive-based compensation during the three fiscal years preceding the date on which the company is required to prepare the restatement. The amount to be recovered would be the excess of the amount that would have been paid to the executive officer under the restatement. On November 17, 2023, the Bancorp adopted a compensation recovery policy that incorporates the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rule 5608, as mandated by the Dodd-Frank Act.

Over this period, the Bancorp has been able to retain key executives who believe in the long-term prospects of the Bancorp and are willing to tie their compensation to achieving the performance goals established by the Compensation and Benefits Committee.

The Board of Directors believes the Bancorp’s compensation programs are well tailored to recruit and retain key executives and drive shareholder value.

Please review this proxy statement and consider the following proposal:

“RESOLVED, that the Bancorp’s shareholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Bancorp’s Proxy Statement for the 2025 Annual Meeting of Shareholders, including the compensation set forth or described in the 2024 Summary Compensation Table and the other related tables and disclosures.”

Required Shareholder Approval

For the non-binding advisory resolution relating to the compensation of the Bancorp’s Named Executive Officers to be approved, more votes must be cast by the holders of shares of the Bancorp’s Common Stock in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Bancorp’s Named Executive Officers. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxy cards.

DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp’s directors and executive officers, and owners of more than 10 percent of the Bancorp’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Bancorp. To the Bancorp’s knowledge, based solely on a review of filings made with the Securities and Exchange Commission and written representations from directors and officers that no other reports are required for the year ended December 31, 2024, all of the Bancorp’s executive officers, directors and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during 2024, except for the following late Form 4 filings: (i) five Form 4s filed on behalf of Benjamin J. Bochnowski on February 13, March 21, May 21 (two filings), and August 7, 2024 involving one transaction each that occurred during February (for the first three transactions), May (for the fourth transaction), and August (for the last transaction) 2024, respectively; (ii) a Form 4 filed on behalf of Kenneth V. Krupinski on August 20, 2024 involving one transaction that occurred during July 2024; (iii) six Form 4s filed on behalf of Robert T. Lowry on February 13, March 21, May 20, May 21 (two filings), and August 7, 2024 involving one transaction each that occurred during February (for the first two transactions), May (for the third, fourth, and fifth transactions), and August (for the last transaction) 2024, respectively; (iv) five Form 4s filed on behalf of Todd M. Scheub on February 13, March 21, May 21, June 24, and August 7, 2024 involving one transaction each that occurred during February (for the first two transactions), May (for the third transaction), June (for the fourth transaction), and August (for the last transaction) 2024, respectively; and (v) two Form 4s filed on behalf of Benjamin L. Schmitt on March 22 and June 24, 2024 involving one transaction each that occurred during March and June 2024, respectively.

SHAREHOLDER PROPOSALS

If a shareholder wishes to submit a proposal for consideration at the 2026 Annual Meeting of the Bancorp’s Shareholders and wants that proposal included in the proxy statement and form of proxy relating to that meeting, the shareholder must deliver written notice of the proposal to the Secretary of the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, and the notice must be received at this address no later than December 11, 2025 (which is 120 calendar days before the corresponding date in 2026 that the Bancorp’s proxy statement was released to shareholders in connection with the 2025 Annual Meeting of the Bancorp’s Shareholders). Any such proposal will be subject to the requirements of the proxy rules under the Exchange Act and, as with any shareholder proposal (regardless of whether included in the Bancorp’s proxy materials), the Bancorp’s articles of incorporation, by-laws and Indiana law.

If a shareholder wishes to submit a proposal for consideration at the 2026 Annual Meeting of Shareholders, or if shareholder wishes to nominate a candidate for election to the Board, but not for inclusion in the Bancorp’s proxy statement and form of proxy, the Bancorp’s By-Laws require the shareholder to provide the Bancorp with written notice of such proposal or nomination no less than 90 days, nor more than 120 days, prior to the first anniversary of the 2025 Annual Meeting (in the event that the date of the 2026 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 30 days after such anniversary date, the shareholder must provide the Bancorp with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, prior to the meeting date or, if later, the 10th day following the first public announcement of the date of the 2026 Annual Meeting of Shareholders). Such notice must be sent to the Corporate Secretary of the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321.

Shareholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to the Bancorp’s Corporate Secretary at 9204 Columbia Avenue, Munster, Indiana 46321. Nominating shareholders and director nominees must satisfy the requirements set forth in our By-Laws (including the additional information required by Rule 14a-19 under the Exchange Act).

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding” for those registered shareholders who consent to this procedure by either checking “Yes” in the “householding election” on the proxy card that accompanies this mailing or by notifying us at the address or phone number below. If you consent to this procedure, multiple shareholders who share the same address who consent to “householding” will receive only one copy of the Bancorp’s annual report and proxy statement (“Proxy Materials”), but each shareholder will continue to receive a separate proxy card. We have undertaken householding to reduce our printing costs and postage fees. Householding also is environmentally friendly and creates less paper for participating shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

If you have consented to householding, you will receive or continue to receive a single copy of the Proxy Materials for future meetings. However, if you decide you would prefer to receive again multiple copies of the Proxy Materials, upon your request, we will promptly provide you with additional copies. You may elect to receive multiple copies for a specific meeting or opt-out of householding for all future meetings. Requests to receive multiple copies of the Proxy Materials can be made at any time prior to thirty days before the mailing of Proxy Materials each year. You may request multiple copies by notifying us in writing to the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, Attention: Shareholder Services, or by telephone at (219) 836-4400.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this proxy statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Bancorp will bear the cost of the solicitation of proxies. The Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Bancorp may solicit proxies personally or by telephone without additional compensation.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope, or to vote by following the related internet or telephone voting instructions.

By Order of the Board of Directors

David J. Kwait
Senior Vice President, Chief Risk Officer, General Counsel and Secretary

April 1, 2025

Appendix A

FINWARD BANCORP

2025 OMNIBUS EQUITY INCENTIVE PLAN

1.  Establishment of Plan. Finward Bancorp, an Indiana corporation, hereby establishes the equity-based incentive compensation plan known as the Finward Bancorp 2025 Omnibus Equity Incentive Plan (now, and as hereafter amended from time to time, the “Plan”). This Plan permits the grant of Awards, which may be subject to time-based vesting or performance-based vesting, as specified herein. The adoption of this Plan and the grant of Awards hereunder, and, to the extent required hereunder, the adoption of any subsequent amendments, are expressly conditioned upon the approval of this Plan by the shareholders of the Company.

2.  Plan Purpose. The purpose of the Plan is (i) to further the long-term growth and financial success of the Company and its subsidiaries by aligning the personal interests of Plan Participants with those of the shareholders of the Company; (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries; (iii) to provide Plan Participants with an incentive for excellence in individual performance; and (iv) to furnish incentives to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Shares of the Company or to receive monetary payments based on the value of such Shares.

3.  Definitions. The following definitions are applicable to the Plan.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Affiliated Stock Appreciation Rights” means a Stock Appreciation Right that is granted in connection with a related Option and that automatically will be deemed to be exercised at the same time that the related Option is exercised.

“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the earlier of the date applicable Option or Stock Appreciation Right terminates or expires per its terms as initially established by the Committee.

“Award” means the grant by the Committee to a Participant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Shares, Stock Appreciation Rights, Other Share-Based Awards, or any combination thereof, as provided in the Plan.

“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

“Board” means the Board of Directors of the Company.

“Cause” means, for purposes of determining whether and when a Participant has incurred a termination of Continuous Service for Cause, any act or failure to act which: (i) results in removal or permanent prohibition of the Participant from participating in the conduct of the Company’s or an Affiliate’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(e)(4) and (g)(1); or (ii) permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement, or the agreement or arrangement does not define the term “cause,” then “Cause” for purposes of this Plan shall mean: (i) the commission of or plea of no contest to a felony; (ii) an intentional act of fraud, embezzlement, theft, or personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of the Participant’s employment; provided that, (A) no act or failure to act will be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence, and (B) an act or failure to act will only be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or Peoples Bank; (iii) intentional damage by the Participant to the business or property of the Company or Peoples Bank, causing material harm to the Company or Peoples Bank; (iv) material breach by the Participant of any provision of any agreement between the Participant and the Company or Peoples Bank; (v) material breach of the Company’s written policies (such as the Company’s code of conduct), including unethical conduct, violation of law or other inappropriate behavior that causes substantial reputational harm to the Company or Peoples Bank or exposes the Company or Peoples Bank to substantial legal liability; (vi) gross negligence or insubordination by Participant in the performance of the Participant’s duties, or the Participant’s refusal or repeated failure to carry out lawful directives of the Board or of any other supervisor; and (vii) removal or permanent prohibition of the Participant from participating in the conduct of the affairs of the Company or Peoples Bank by an order issued under subsection 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §§ 1818(e)(4) and (g)(1).

“Change in Control” means any of the events specified in the following clauses: (i) any merger, consolidation, or similar transaction which involves the Company or Peoples Bank and in which persons who are the shareholders of the Company or Peoples Bank immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully-diluted basis; (ii) any sale, lease, exchange, transfer, or other disposition of all or substantially all of the consolidated assets of the Company or Peoples Bank; (iii) any tender, exchange, sale, or other disposition (other than disposition of the capital stock of the Company or Peoples Bank in connection with bankruptcy, insolvency, foreclosure, receivership, or other similar transactions) or purchase (other than purchases by the Company or any Company- or Peoples Bank-sponsored employee benefit plan, or purchases by members of the Board) of shares of capital stock which represent more than twenty-five percent (25%) of the voting power of the Company or Peoples Bank; or (iv) during any period of two consecutive years, individuals who at the date of the adoption of this Plan constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office. Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred (x) as a result of the issuance of capital stock by the Company in connection with any public offering of its stock; or (y) due to stock ownership by any employee benefit plan of the Company or Peoples Bank. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations, and interpretative guidance promulgated thereunder.

“Committee” has the meaning set forth in Section 4(a) hereof.

“Company” means Finward Bancorp, an Indiana corporation.

“Consultant” means an individual who is performing services (other than as a Director) for the Company or an Affiliate and is not an Employee. The term Consultant may include retired Directors or advisory board members.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company; provided that, if any Award is subject to Code Section 409A, this sentence shall only be given effect to the extent consistent with Code Section 409A.

“Deferred Compensation” means “nonqualified deferred compensation” as defined under Code Section 409A.

“Director” means any individual who is a member of the Board or a member of the Board of Directors of any Affiliate.

“Disability” means the following: (i) if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or an Affiliate that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have the meaning set forth in such agreement; and (ii) in the absence of such an agreement, “Disability” shall mean disability as defined in the Federal Social Security Act, which qualifies the Participant for permanent disability insurance in accordance with such act. Disability for purposes of this Plan will not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (y) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

“Effective Date” has the meaning set forth in Section 23 hereof.

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option, or the Fair Market Value on the date of grant with respect to a Stock Appreciation Right.

“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

“Freestanding Stock Appreciation Rights” means a Stock Appreciation Right that is granted independently of any Option.

“Incentive Stock Option” means an Option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Nasdaq” means the Nasdaq Stock Market, or any successor national securities exchange thereof.

“Non-Employee Director” means a Director who is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an “independent director” within the meaning of the listing rules of the Nasdaq, or such other national securities exchange upon which the Company’s Shares are listed.

“Non-Qualified Stock Option” means an Option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which Option does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Share-Based Award” means an Award that is not an Award of Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Shares, or Stock Appreciation Rights that is granted under Section 14 of this Plan and is payable by delivery of Shares and/or which is measured by reference to the value of the Shares.

“Participant” means any individual selected by the Committee to receive an Award.

“Peoples Bank” means Peoples Bank, an Indiana state-chartered commercial bank and wholly-owned subsidiary of the Company.

“Performance Period” means the one or more periods of time as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and payment of a Performance Share Award.

“Performance Shares” means Shares awarded pursuant to Section 12 of this Plan.

“Plan” means the Finward Bancorp 2025 Omnibus Equity Incentive Plan.

“Prior Plan” means the Finward Bancorp 2015 Stock Option and Incentive Plan.

“Qualified Retirement Plan” means any plan of the Company or an Affiliate that is intended to be qualified under Section 401(a) of the Code.

“Ratable Portion” has the meaning set forth in Section 9(d) hereof.

“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Sections 9 and 10 hereof with respect to Restricted Stock or Restricted Stock Units awarded under the Plan.

“Restricted Stock” means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 9 hereof, so long as such restrictions are in effect.

“Restricted Stock Units” means a grant under Section 10 of this Plan denominated in Shares that is similar to a Restricted Stock Award, except no Shares are actually awarded on the date of grant.

“Retirement” means, with respect to a Participant who is an Employee, the termination of the Participant’s status as an Employee, for any reason other than Cause, death, or Disability, after having attained age 65. The term “Retirement” shall not apply to non-Employee Participants.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” means an Award granted to a Participant pursuant to Section 13 of this Plan which provides for the right to receive a payment from the Company in an amount equal to the excess of the Fair Market Value of one Share at the date of exercise over the specified Exercise Price, which shall not be less than 100% of the Fair Market Value of the Shares on the date of grant of the Stock Appreciation Rights Award.

“Tandem Stock Appreciation Rights” means a Stock Appreciation Right that is granted in tandem with a related Option, the exercise of which will require forfeiture of the right to exercise such Option and to purchase an equal number of Shares under the related Option, and, when a Share is purchased pursuant to the exercise of such Option, the Stock Appreciation Right will be forfeited to the same extent.

“Ten Percent Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Affiliate.

“Total Share Reserve” has the meaning set forth in Section 6(a) hereof.

“Unrestricted Stock” means Shares awarded to a Participant by the Committee without any restrictions.

4.  Administration.

(a) Administration by the Committee. The Plan shall be administered by the Compensation and Benefits Committee of the Board, or such other committee as designated by the Board from time to time (the “Committee”), constituted in accordance with this Section 4(a). The Committee shall consist of two or more members of the Board, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board. Subject to the applicable rules of the Nasdaq or any other national securities exchange upon which the Company’s Shares are listed, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be within the authority and responsibility of the Committee.

(b)  Authority of Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; (v) establish from time to time procedures and regulations for the administration of the Plan; (vi) accelerate at any time the exercisability or vesting of all or any portion of any Award; (vii) interpret the Plan; (viii) define terms applicable to the Plan which are not otherwise defined herein; and (ix) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or services of a Participant. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

(c)  Delegation of Authority. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any art of its authority and powers under this Plan to one or more Directors or officers of the Company; provided that, the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 of the Exchange Act or adversely impact Awards under Rule 16b-3. The acts of such delegates shall be treated hereunder as acts of the Committee, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities. Any such delegation may be revoked by the Committee at any time.

(d)  Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Affiliate shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Affiliate as to an employee’s or Participant’s employment, termination of employment, leave of absence, re-employment, and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee with such evidence, data, or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

5.  Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees, or Consultants of the Company or its Affiliates who, in the determination of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

6.  Shares Subject to Plan.

(a)  Share Limitations. Subject to adjustment by the operation of Section 15 hereof, the maximum number of Shares with respect to which Awards may be granted under the Plan is (i) 280,000 Shares, less any Shares underlying an award granted under the Prior Plan on or after January 1, 2025 and prior to the Effective Date of this Plan (all of which may be subject to grants of Incentive Stock Options); plus (ii) Shares underlying any award granted under the Prior Plan that expires, terminates, or is canceled or forfeited on or after the Effective Date under the terms of the Prior Plan (the “Total Share Reserve”). Any Award that expires, terminates, or is surrendered for cancellation, or with respect to Restricted Stock, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), or any Award settled for cash in lieu of Shares may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation, or forfeiture has occurred. Notwithstanding anything to the contrary contained herein, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation incurred in connection with the exercise or settlement of an Award, shall not again be made available for grants of Awards under the Plan. During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

(b)  Available Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired by the Company in any manner (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion.

(c)  Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $150,000. The Committee may make exceptions to increase such limit to $200,000 for an individual Non-Employee Director in extraordinary circumstances, such as where a Non-Employee Director serves as the non-executive chairman of the Board or lead independent director or as a member of a special litigation or transactions committee of the Board, as the Committee may determine in its sole discretion; provided that, the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with Accounting Standards Codification Topic 718 or any successor provision thereof, but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(d)  Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company of an Affiliate combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify as Incentive Stock Options shall be counted against the maximum number of Shares that may underlie grants of Incentive Stock Options as set forth in Section 6(a) above. Subject to applicable requirements of the Nasdaq or other national securities exchange upon which the Company’s Shares are listed, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines (as appropriately adjusted to reflect such acquisition or transaction), may be used for Awards under the Plan and shall not count against the Total Share Reserve.

(e)  Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

 (i)  Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including without limitation, the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

 (ii)  No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

(f)  Minimum Vesting Period. The vesting period for each Award granted under the Plan shall be at least equal to the Minimum Vesting Period; provided that, nothing in this Section 6(f) shall limit the Committee’s authority to accelerate the vesting of Awards as set forth in Section 4(b)(vi) above; provided further that, notwithstanding the foregoing, up to 5% of the Shares authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period if such Awards are granted as Substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period.

7.  Awards.

(a)  General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 17 of this Plan, an Award may be granted as an alternative to or replacement of an existing Award under the Plan, any other plan of the Company or an Affiliate, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or an Affiliate, including the plan of any entity acquired by the Company or an Affiliate.

(b)  Available Awards. The types of Awards that may be granted under this Plan include the following: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options; (iii) Restricted Stock; (iv) Unrestricted Stock; (v) Restricted Stock Units; (vi) Performance Shares; (vii) Stock Appreciation Rights; or (viii) Other Share-Based Awards, or any combination thereof.

8.  Stock Options.

(a)  General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, and subject to the terms of Section 8 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each grant of Options: (i) the Exercise Price, which shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted (subject to the provisions of Section 8(c) regarding Incentive Stock Options granted to Ten Percent Shareholders); (ii) the number of Shares subject to, and the expiration date of, any Option; (iii) the manner, time, and rate (cumulative or otherwise) of exercise of such Option; (iv) the vesting period or conditions to vesting (including the attainment of any performance goals); (v) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option; (vi) the conditions, if any, under which a Participant may transfer or assign Options; and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Option shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Option, including but not limited to, those set forth in the preceding sentence. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

(b)  Exercise of Options.

 (i)  General. Except as provided in Section 18, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (iii), (iv) and (v) of this Section 8(b), no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

 (ii)  Notice of Exercise; Payment of Exercise Price. To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment of the Exercise Price by the Participant shall be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement: (A) in cash (including by check, bank draft, or money order); (B) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value on the date of exercise equal to part or all of the Exercise Price; (C) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the Option and to remit to the Company, no later than the third business day following exercise, a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, provided that, in the event the Participant chooses to pay the Exercise Price as so provided, the Participant and the third party shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; (D) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price (and, if applicable, any required tax withholding); or (E) by any other means determined by the Committee in its sole discretion.

 (iii)  Termination of Continuous Service. If the Continuous Service of a Participant is terminated for Cause, or voluntarily by the Participant for any reason other than death, Disability, or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability, or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such termination of Continuous Service, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable Award Agreement evidencing the grant of such Option. If a Participant’s Continuous Service terminates for any reason other than those set forth above in this Section 8(b)(iii), such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such termination but only within the period of three months immediately succeeding such termination of Continuous Service, and in no event after the expiration date of the subject Option; provided that, such right of exercise after termination of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable Award Agreement evidencing the grant of such Option.

 (iv)  Death of Optionholder. In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option as of the date of death. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Fair Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

 (v)  Miscellaneous. Notwithstanding the provisions of the foregoing paragraphs of this Section 8(b), the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the termination of Continuous Service, to the extent permitted by applicable federal and state law.

(c)  Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding: (i) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board, and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted; (ii) subject to the provisions of this paragraph below regarding Ten Percent Shareholders, the Exercise Price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value per Share on the date such Incentive Stock Option is granted; (iii) an Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, provided that, notwithstanding the foregoing, the Participant to whom an Incentive Stock Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or Disability of the Participant, shall thereafter be entitled to exercise the Option; and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Fair Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, is a Ten Percent Shareholder, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date such Incentive Stock Option is granted, and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

(d)  Non-Qualified Stock Options. Non-Qualified Stock Options may be granted to any Participant. The term of a Non-Qualified Stock Option granted under the Plan shall be determined by the Committee; provided that, no Non-Qualified Stock Option shall be exercisable more than ten years after the date such Non-Qualified Stock Option is granted. The Exercise Price of each Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. A Non-Qualified Stock Option may, in the sole discretion of the Committee, be transferable by the Participant to whom such Non-Qualified Stock Option is granted upon written approval by the Committee to the extent provided in the Award Agreement; provided that, notwithstanding any foregoing provision herein, in no event may any Award of Non-Qualified Stock Options be transferred by a Participant for value, and the Committee shall have no authority to approve any such transfer. If the Award Agreement for the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable by the Participant to whom such Non-Qualified Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant. Notwithstanding the foregoing, the Participant to whom a Non-Qualified Stock Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or Disability of the Participant, shall thereafter be entitled to exercise the Option.

(e)  Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Committee in an Award Agreement, or as otherwise directed by a holder of an Option in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the holder of the Option or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, payment of the Exercise Price of any such Option shall be made pursuant to Section 8(b)(ii)(C) or, to the extent permitted by the Committee, surrendering Shares then issued, and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy any withholding obligation associated with such exercise in accordance with Section 21. Unless otherwise determined by the Committee, this Section 8(e) shall not apply to an Option if the holder of such Option incurs a termination of Continuous Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(e).

9.  Restricted Stock Awards.

(a)  General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock and, in addition to the terms and conditions set forth in this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 9 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Restricted Stock: (i) the number of Shares covered by the Award; (ii) the date of grant of the Award; (iii) the vesting period or conditions to vesting (including the attainment of any performance goals); and (iv) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence.

(b)  Vesting; Restricted Period. At the time of an award of Restricted Stock, the Committee may establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified performance goals or objectives.

(c)  Restrictions. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge, or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 15 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. Upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto. In addition, the Committee shall have the authority, in its discretion, to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(d)  Termination of Continuous Service. Except as provided in Section 17 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, Disability, or Retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, Disability, or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death, Disability, or Retirement, reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death, Disability, or Retirement of the Participant.

(e)  Certificates. Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE FINWARD BANCORP 2025 OMNIBUS EQUITY INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY.

(f)  Expiration of Restrictions. At the expiration of the restrictions imposed by this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of this Section 9 applies in the case of a deceased Participant, to the Participant’s legal representative, beneficiary, or heir) any certificate(s) and stock power deposited with it, and the Shares, along with any certificate(s) representing such Shares, shall be free of the restrictions referred to in this Section 9.

10.  Restricted Stock Units.

(a)  General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock Units and, in addition to the terms and conditions set forth in this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 10 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Restricted Stock Units: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units Award; (iii) the vesting period or conditions to vesting (including the attainment of any performance goals); and (iv) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence. Restricted Stock Unit Awards shall be settled in Shares, or in the sole discretion of the Committee determined at the time of settlement, in cash based on the Fair Market Value of a Share multiplied by the number of Restricted Stock Units being settled, or a combination of cash and Shares. A Restricted Stock Unit shall be similar to a Restricted Stock Award except that no Shares are actually awarded to the recipient on the date of grant.

(b)  Vesting. The Committee may, in connection with the grant of an Award of Restricted Stock Units, condition the vesting thereof upon the continued service of the Participant or upon attainment of performance goals, in the discretion of the Committee. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest as provided under the Award Agreement. Upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Stock Units prior to the expiration of the Restricted Period with respect thereto.

(c)  Restrictions. Subject to the provisions of this Plan and the applicable Award Agreement, during the Restricted Period, if any, set by the Committee, commencing with the date of grant of such Restricted Stock Unit for which such Participant’s continued Service is required, and until the later of (i) the expiration of the Restricted Period, and (ii) the date the applicable performance goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units. Notwithstanding the foregoing sentence, upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Stock Units prior to the expiration of the Restricted Period with respect thereto. In addition, the Committee shall have the authority, in its discretion, to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(d)  No Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

11.  Unrestricted Stock Awards. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Unrestricted Stock and, in addition to the terms and conditions set forth in this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 11 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Unrestricted Stock: (i) the number of Shares covered by the Award; (ii) the date of grant of the Award; and (iii) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Unrestricted Stock shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence.

12.  Performance Shares. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of any one or combination of performance goals (which may be cumulative and/or alternative), as determined by the Committee. Subject to the terms of Section 12 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Performance Shares: (i) the number of Shares covered by the Award; (ii) the date of grant of the Award; (iii) the Performance Period applicable to the Award; (iv) the conditions that must be satisfied for a Participant to earn an Award; and (v) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence. As determined in the discretion of the Committee, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

13.  Stock Appreciation Rights.

(a)  General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Stock Appreciation Rights and, in addition to the terms and conditions set forth in this Section 13, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 13 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Stock Appreciation Rights: (i) the number and type of Stock Appreciation Rights covered by the Award; (ii) the date of grant of the Award; (iii) the vesting period or conditions to vesting (including the attainment of any performance goals); (iv) the Exercise Price of the Stock Appreciation Rights (as determined pursuant to this Section 13); and (v) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee, in its sole discretion, may grant Affiliated Stock Appreciation Rights, Freestanding Stock Appreciation Rights, Tandem Stock Appreciation Rights, or any combination thereof. Each Award of Stock Appreciation Rights shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence.

(b)  Vesting. The Committee may, in connection with the grant of an Award of Stock Appreciation Rights, condition the vesting thereof upon the continued service of the Participant or upon attainment of performance goals, in the discretion of the Committee. Upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the vesting of any Stock Appreciation Rights.

(c)  Exercise Price. The Exercise Price of a Freestanding Stock Appreciation Right will be not less than 100% of the Fair Market Value of a Share on the date of the grant of the Freestanding Stock Appreciation Right Award, and the Exercise Price of Tandem or Affiliated Stock Appreciation Rights will be equal to the Exercise Price of the Option to which such Stock Appreciation Right relates.

(d)  Exercise of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem Stock Appreciation Right may be exercised only with respect to the Shares to which its related Option is then exercisable. With respect to a Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option, the following requirements shall apply: (i) the Tandem Stock Appreciation Right shall expire not later than the date on which the underlying Incentive Stock Option expires; (ii) the value of the payout with respect to the Tandem Stock Appreciation Right will be no more than 100% of the difference between the Exercise Price of the underlying Incentive Stock Option and 100% of the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised; and (iii) the Tandem Stock Appreciation Right will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option to which the Tandem Stock Appreciation Right relates exceeds the Exercise Price of the Incentive Stock Option.

(e)  Exercise of Affiliated Stock Appreciation Rights. An Affiliated Stock Appreciation Right will be deemed to be exercised upon the exercise of the Option to which the Affiliated Stock Appreciation Right relates. The deemed exercise of an Affiliated Stock Appreciation Right shall not reduce the number of Shares subject to the related Option.

(f)  Exercise of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement.

(g)  Expiration of Stock Appreciation Rights. Each Stock Appreciation Right granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided that, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of its date of grant. Notwithstanding the foregoing, the terms and provisions related to the adjustment of Awards set forth in Section 15 shall also apply to Affiliated and Tandem Stock Appreciation Rights.

(h)  Payment of Stock Appreciation Right Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the positive difference between the Fair Market Value of a Share on the date of exercise and the Exercise Price; by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the sole discretion of the Committee, the payment may be in cash, in Shares which have a Fair Market Value equal to the cash payment calculated under this Section 13(h), or in a combination of cash and Shares.

(i)  Termination of Stock Appreciation Right. An Affiliated or Tandem Stock Appreciation Right shall terminate at such time as the Option to which such Stock Appreciation Right relates terminates. A Freestanding Stock Appreciation Right shall terminate at the time provided in the applicable Award Agreement.

(j)  Automatic Exercise of In-The-Money Stock Appreciation Right. Unless otherwise provided by the Committee in an Award Agreement, or as otherwise directed by a holder of a Stock Appreciation Right in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the holder of the Stock Appreciation Right or the Company be exercised on the Automatic Exercise Date. Unless otherwise determined by the Committee, this Section 13(j) shall not apply to a Stock Appreciation Right if the holder of such Stock Appreciation Right incurs a termination of Continuous Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 13(j).

14.  Other Share-Based Awards. The Committee may grant Other Share-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions, as the Committee shall determine in its sole discretion. Each Other Share-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with this Plan, as may be set forth in the applicable Award Agreement. Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan or as payment in lieu of compensation.

15.  Adjustments Upon Changes in Capitalization. To the extent permitted under Code Section 409A, in the event of any change in the outstanding Shares subsequent to the Effective Date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the Exercise Price of Options and Stock Appreciation Rights, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, in order to prevent the dilution or diminution of such Awards. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions, and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

16.  No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the Exercise Price of any outstanding Option or Stock Appreciation Right in the event of a decline in the price of the Shares shall be permitted without approval by the Company’s shareholders. The foregoing prohibition includes (i) reducing the Exercise Price of outstanding Options or Stock Appreciation Rights, (ii) cancelling outstanding Options or Stock Appreciation Rights in connection with the granting of Options or Stock Appreciation Rights with a lower Exercise Price to the same individual, (iii) cancelling Options or Stock Appreciation Rights with an Exercise Price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of an Option or Stock Appreciation Right under the rules of the primary securities exchange or similar entity on which the Shares are listed. In addition, the Company shall not repurchase any outstanding Option or Stock Appreciation Right having an Exercise Price per Share greater than the Fair Market Value of a Share, without shareholder approval.

17.  Effect of a Change in Control. Subject to the provisions of this Plan relating to the vesting and acceleration of Awards and Section 15 (relating to the adjustment of Shares), and except as otherwise provided in this Plan or as determined by the Committee and set forth in the terms of any Award Agreement, or as set forth in an employment, consulting, change in control, or severance agreement entered into by and between the Company and an Employee or Consultant, the following provisions shall apply in the event of a Change in Control:

(a)  Continuation, Assumption, or Replacement of Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume, or replace Awards outstanding as of the date of the Change in Control and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume, or replace only some Awards or portions of Awards. For purposes of this Section 17, an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either: (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the Exercise Price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control; or (ii) the Participant has received a comparable equity-based award in exchange for an Award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as, or more favorable to, the Participant.

(b)  Double-Trigger Acceleration. If and to the extent that Awards are continued, assumed, or replaced under the circumstances described in Section 17(a) in connection with a Change in Control, and if within two years after the Change in Control a Participant experiences an involuntary termination of Continuous Service for reasons other than Cause, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full as of the effective date of the Participant’s termination of Continuous Service and shall remain exercisable in accordance with their terms; (ii) all unvested Restricted Stock Awards, Restricted Stock Units, Performance Shares, and Other Share-Based Awards shall become immediately fully-vested and non-forfeitable as of the effective date of the Participant’s termination of Continuous Service, and the subject Shares, or equity interests that are substituted for the subject Shares as a result of the Change in Control, shall be distributed to the Participant immediately following the effective date of the termination of Continuous Service; and (iii) any performance goals applicable to Restricted Stock Awards, Restricted Stock Units, Performance Shares, and Other Share-Based Awards shall be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award.

(c)  Payment of Awards. Except as otherwise provided in an Award Agreement, if and to the extent that outstanding Awards under this Plan are not continued, assumed, or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 17, and the Committee may accelerate the vesting of any outstanding Award, including deeming performance goals applicable to any Award to have been satisfied in whole or in part. The Committee will not be required to treat all Awards similarly for purposes of this Section 17. The Committee may terminate Restricted Stock Awards, Restricted Stock Units, Performance Shares, or Other Share-Based Awards in exchange for a payment in settlement of such Restricted Stock Awards, Restricted Stock Units, Performance Shares, or Other Share-Based Awards in an amount determined by the Committee in good faith to approximate the value assigned to a Share in the Change in Control transaction or other reasonable value. The Committee may (i) terminate outstanding Options or Stock Appreciation Rights in exchange for a payment by the Company, in cash or Shares, as determined by the Committee in good faith, in an amount equal to the excess of the amount by which the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated exceeds the Exercise Price of the Options or Stock Appreciation Rights, or (ii) after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, terminate any or all unexercised Options or Stock Appreciation Rights at such time as the Committee deems appropriate. Such termination and settlement shall take place as of the effective date of the Change in Control or at such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions. Additionally, the Board may, in its discretion, take any action and exercise any power, privilege, or discretion conferred on the Committee under this Plan with the same force and effect under this Plan as if done or exercised by the Committee, as permitted or required by applicable law. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms, and conditions applicable to payments to the Company’s shareholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award being terminated.

18.  Assignments and Transfers. Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered, or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

19.  No Implied Rights. No officer, Director, Employee, or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant, and no officer, Director, Employee, or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

20.  Delivery and Registration of Stock. The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule, or regulation, as the Company shall determine to be necessary or advisable.

21.  Withholding Tax. Where a Participant is entitled to receive Shares upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy a withholding amount up to a Participant’s highest marginal tax rate, provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state, and local tax withholding, by: (a) with respect to an Option, reducing the number of Shares subject to the Option (without issuance of such Shares to the subject Participant) by a number equal to the quotient of (i) the total minimum amount of required tax withholding, divided by (ii) the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share; and (b) with respect to Restricted Stock Awards, Restricted Stock Units, and Performance Shares, withholding a number of Shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the tax withholding in an amount up to a Participant’s highest marginal rate, provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an Award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements at the Participant’s highest marginal tax rate.

22.  Termination, Amendment, and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; provided further that, no termination, amendment, or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan without the consent of the Participant to whom the Award was granted. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Board may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming this Plan or the Award Agreement to any present or future law relating to plans of this or a similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of this Plan or the making of the Award affected thereby, which, in the sole discretion of the Board, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 22 to any Award granted under this Plan without further consideration or action.

23.  Effective Date and Term of Plan. The Plan shall become effective upon shareholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules (the “Effective Date”) and shall continue in effect for a term of ten years after the Effective Date unless sooner terminated under Section 22 hereof. No Awards may be made hereunder after the tenth anniversary of the Effective Date, and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

24.  Miscellaneous.

(a)  Governing Law. This Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Indiana shall have exclusive jurisdiction over any claim, action, complaint, or lawsuit brought under the terms of this Plan. By accepting any Award under this Plan, each Participant and any other person claiming any rights under this Plan agrees to submit himself or herself and any legal action that the Participant brings under this Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b)  Shareholder Rights. Except as otherwise provided in this Plan or in an Award Agreement, no Award under this Plan shall confer upon a Participant any rights as a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

(c)  Section 409A. Awards granted under this Plan are intended to be exempt from Code Section 409A to the greatest extent possible and to otherwise comply with Code Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute Deferred Compensation, the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. In this regard, if any amount under an Award that is subject to Code Section 409A is payable upon a “separation from service” (within the meaning of Code Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Code Section 409A. Further, the settlement of any Award that is subject to Code Section 409A may not be accelerated except to the extent permitted by Code Section 409A.

(d)  Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(e)  Indemnification. To the fullest extent permitted by law and the Company’s articles of incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company or an Affiliate to whom authority was delegated in accordance with Section 4(c), or an Employee of the Company or an Affiliate, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability, or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s or any Affiliate’s articles of incorporation, by-laws, or similar governing document, or as a matter of law or otherwise, or any power that the Company or any Affiliate may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

(f)  Clawback Policy. Notwithstanding any other provisions of this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any recoupment, clawback, or similar policies of the Company that may be adopted and/or modified by the Board from time to time (each such policy, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with a Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by each Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

(g)  Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any beneficiary designation under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided that, if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of a Participant, in which case the Company, the Committee, and the members of the Committee shall not be under any further liability in connection therewith.

(h)  Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

(i)  Successors. Subject to the provisions of Sections 15 and 17, all obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

(j)  No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to this Plan or any Award. Except as otherwise expressly set forth in Section 8 of this Plan, the Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

(k)  Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under this Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan, and any other benefit plans maintained by the Participant’s employer.

(l)  Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining portions hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

(m)  Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in this Plan or in any Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by e-mail or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or (iii) in the case of e-mail, the date upon which the transmitting party received confirmation of receipt; provided that, in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration, or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

(n)  Bank Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the rules and regulations promulgated thereunder.

FINWARD BANCORP

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717-0718

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FNWD2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67621-P26705	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FINWARD BANCORP	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees:	All ☐	All ☐	Except ☐

01) Joel Gorelick
02) Amy W. Han, Ph.D.
03) Robert W. Youman
04) Martin P. Alwin

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain

2. To approve and ratify the Finward Bancorp 2025 Omnibus Equity Incentive Plan.					☐	☐	☐

3. Proposal to ratify the appointment of Forvis Mazars, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2025.					☐	☐	☐

4. To approve, on a non-binding advisory basis, the executive compensation of the named executive officers included in the proxy statement for the Annual Meeting.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2024 Annual Report on Form 10-K of Finward Bancorp, and form of proxy for the Annual Meeting are available at www.proxyvote.com.

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V67622-P26705

FINWARD BANCORP

Annual Meeting of Shareholders

May 22, 2025 9:00 AM, CDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert T. Lowry and David J. Kwait, and each of them, as proxies, with full power of substitution in each, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FINWARD BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/FNWD2025 at 9:00 AM, CDT, on Thursday, May 22, 2025, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all nominees for Director, and FOR Proposals 2, 3, and 4, and according to the judgment of the proxy with respect to any other matter that may be properly brought before the Annual Meeting.

The Notice of Annual Meeting of Shareholders and Proxy Statement, 2024 Annual Report on Form 10-K of Finward Bancorp, and form of proxy for the Annual Meeting are also available, without charge, at www.ibankpeoples.com, or from the SEC’s Website at www.sec.gov. You also may request a copy of these materials, without charge, at www.proxyvote.com. Please make your request no later than May 8, 2025 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials.

Continued and to be signed on reverse side